                                                                    EXHIBIT 10.4
================================================================================




                                CREDIT AGREEMENT

                           Dated as of August 2, 1996

                                    between

                        SEVEN-UP/RC BOTTLING COMPANY OF
                           SOUTHERN CALIFORNIA, INC.,
                             as Reorganized Debtor,

                                  as Borrower,

                            THE LENDERS PARTY HERETO

                                      and

                     GENERAL ELECTRIC CAPITAL CORPORATION,

                                    as Agent



================================================================================

                         TABLE OF CONTENTS

Section                                                      Page
-------                                                      ----

1.   AMOUNT AND TERMS OF CREDIT...............................  2
     1.1    Revolving Credit Advances.........................  2
     1.2    Repayment; Termination of Commitment..............  4
     1.3    Use of Proceeds...................................  5
     1.4    Letters of Credit.................................  5
     1.5    Interest..........................................  5
     1.6    Eligible Accounts and Inventory...................  6
     1.7    Fees..............................................  7
     1.8    Cash Management System............................  7
     1.9    Receipt of Payments...............................  7
     1.10   Pro Rata Treatment................................  7
     1.11   Application and Allocation of Payments............  7
     1.12   Non-Receipt of Funds by Agent.....................  8
     1.13   Sharing of Payments, Etc..........................  9
     1.14   Settlement Procedures............................. 10
     1.15   Accounting........................................ 12
     1.16   Indemnity......................................... 12
     1.17   Access............................................ 13
     1.18   Taxes............................................. 14
     1.19   Capital Adequacy.................................. 16

2.   CONDITIONS PRECEDENT..................................... 17
     2.1    Conditions to the Initial Revolving Credit
            Advance and Letter of Credit Obligation........... 17
     2.2    Further Conditions to Each Revolving Credit
            Advance and Each Letter of Credit Obligation...... 19

3.   REPRESENTATIONS AND WARRANTIES........................... 20
     3.1    Corporate Existence; Compliance with Law.......... 20
     3.2    Executive Offices; Collateral Locations;
            Corporate or Other Names.......................... 20
     3.3    Corporate Power; Authorization; Enforceable
            Obligations....................................... 20
     3.4    Financial Statements and Projections.............. 21
     3.5    Material Adverse Change........................... 21
     3.6    Ownership of Property; Liens...................... 21
     3.7    Restrictions; No Default; Material Contracts...... 22
     3.8    Labor Matters..................................... 22
     3.9    Ventures and Subsidiaries; Outstanding Stock and
            Indebtedness...................................... 23
     3.10   Government Regulation............................. 23
     3.11   Margin Regulations................................ 23
     3.12   Taxes............................................. 24
     3.13   ERISA............................................. 24
     3.14   No Litigation..................................... 26
     3.15   Brokers........................................... 26
     3.16   Patents, Trademarks, Copyrights and Licenses...... 26
     3.17   Full Disclosure................................... 27
     3.18   Hazardous Materials............................... 27

                           TABLE OF CONTENTS CONT'D

Section                                                      Page
-------                                                      ----

     3.19   Insurance Policies................................ 28
     3.20   Deposit and Disbursement Accounts................. 28

4.   FINANCIAL STATEMENTS AND INFORMATION..................... 28
     4.1    Reports and Notices............................... 28
     4.2    Communication with Accountants.................... 28

5.   AFFIRMATIVE COVENANTS.................................... 29
     5.1    Maintenance of Existence and Conduct of
            Business.......................................... 29
     5.2    Payment of Charges and Claims..................... 29
     5.3    Books and Records................................. 30
     5.4    Litigation........................................ 30
     5.5    Insurance......................................... 30
     5.6    Compliance with Laws.............................. 31
     5.7    Agreements........................................ 31
     5.8    Supplemental Disclosure........................... 32
     5.9    Environmental Matters............................. 33
     5.10   Landlord's Agreements............................. 33
     5.11   Certain Obligations Respecting Subsidiaries....... 33
     5.12   Application of Proceeds........................... 33
     5.13   Fiscal Year....................................... 34
     5.14   Casualty and Condemnation......................... 34

6.   NEGATIVE COVENANTS....................................... 35
     6.1    Mergers, Subsidiaries, Etc........................ 35
     6.2    Investments....................................... 35
     6.3    Indebtedness...................................... 35
     6.4    Affiliate and Employee Loans and Transactions;
            Employment Agreements............................. 36
     6.5    Capital Structure and Business.................... 36
     6.6    Guaranteed Indebtedness........................... 36
     6.7    Liens............................................. 37
     6.8    Sale of Assets.................................... 37
     6.9    ERISA............................................. 38
     6.10   Financial Covenants............................... 38
     6.11   Hazardous Materials............................... 39
     6.12   Sale-Leasebacks................................... 39
     6.13   Cancellation of Indebtedness...................... 39
     6.14   Restricted Payments............................... 39
     6.15   Real Property Leases.............................. 39
     6.16   Bank Accounts..................................... 39
     6.17   No Speculative Transactions....................... 39
     6.18   Margin Regulations................................ 39
     6.19   Limitation on Negative Pledge Clauses............. 40
     6.20   Accounting Changes................................ 40

7.   TERM..................................................... 40
     7.1    Duration.......................................... 40
     7.2    Survival of Obligations........................... 40

                           TABLE OF CONTENTS CONT'D

Section                                                      Page
-------                                                      ----

8.   EVENTS OF DEFAULT; RIGHTS AND REMEDIES................... 41
     8.1    Events of Default................................. 41
     8.2    Remedies.......................................... 43
     8.3    Waivers by Borrower............................... 44

9.   AGENT.................................................... 44
     9.1    Appointment, Powers and Immunities................ 44
     9.2    Reliance by Agent................................. 45
     9.3    Defaults.......................................... 45
     9.4    Rights as a Lender................................ 45
     9.5    Indemnification................................... 46
     9.6    Non-Reliance on Agent and Other Lenders........... 46
     9.7    Failure to Act.................................... 47
     9.8    Resignation of Agent.............................. 47
     9.9    Consents under Loan Documents..................... 47
     9.10   Collateral Matters................................ 48

10.  SUCCESSORS AND ASSIGNS................................... 48
     10.1   Successors and Assigns............................ 48
     10.2   Assignments and Participations.................... 49

11.  MISCELLANEOUS............................................ 51
     11.1   Complete Agreement; Modification of Agreement..... 51
     11.2   Fees and Expenses................................. 51
     11.3   No Waiver......................................... 53
     11.4   Remedies.......................................... 53
     11.5   Severability...................................... 53
     11.6   Conflict of Terms................................. 53
     11.7   Right of Set-off.................................. 53
     11.8   Authorized Signature.............................. 54
     11.9   Notices........................................... 54
     11.10  Section Titles.................................... 56
     11.11  Counterparts...................................... 56
     11.12  Time of the Essence............................... 56
     11.13  Publicity......................................... 56
     11.14  GOVERNING LAW..................................... 56
     11.15  WAIVER OF JURY TRIAL.............................. 57

             INDEX OF ANNEXES, SCHEDULES AND EXHIBITS
             ----------------------------------------


Annex A             -    Definitions; Rules of Construction
Annex B             -    Cash Management System
Annex C             -    Schedule of Documents
Annex D             -    Schedule of Certain Fees
Annex E             -    Financials, Projections and Notices
Annex F             -    Insurance Requirements
Annex G             -    Letters of Credit
Annex H             -    Financial Covenants


Schedule 3.2        -    Executive Offices; Trade Names
Schedule 3.4        -    Financials and Projections
Schedule 3.5        -    Dividends; Material Changes
Schedule 3.6        -    Real Estate and Leases
Schedule 3.7        -    Material Contracts
Schedule 3.8        -    Labor Matters
Schedule 3.9        -    Ventures, Subsidiaries and Affiliates;
                         Outstanding Stock
Schedule 3.12       -    Tax Matters; FEIN
Schedule 3.13       -    ERISA Plans
Schedule 3.14       -    Litigation
Schedule 3.16       -    Patents, Trademarks, Copyrights and
                         Licenses
Schedule 3.18       -    Hazardous Materials
Schedule 3.19       -    Insurance Policies
Schedule 3.20       -    Disbursement and Deposit Accounts
Schedule 6.2        -    Investments
Schedule 6.3        -    Indebtedness
Schedule 6.4        -    Loans to and Transactions with Employees
Schedule 6.7        -    Liens
Schedule 11.8       -    Authorized Signatures


Exhibit A           -    Form of Notice of Revolving Credit
                         Advance
Exhibit B           -    Form of Revolving Credit Note
Exhibit C           -    Form of Borrowing Base Certificate
Exhibit D           -    Form of Security Agreement
Exhibit E           -    Form of Pledged Account Agreement
Exhibit F           -    Form of Confidentiality Agreement

                                CREDIT AGREEMENT
                                ----------------


       THIS CREDIT AGREEMENT ("Agreement") is entered into as of August 2, 1996
                               ---------
by and between SEVEN-UP/RC BOTTLING COMPANY OF SOUTHERN CALIFORNIA, INC., a Delaware corporation, as reorganized debtor ("Borrower"), each of the lenders
                                              --------
listed on the signature pages hereof or which pursuant to Section 10.2 becomes a
                                                          ------------
"Lender" hereunder (each individually a "Lender" and collectively "Lenders"),
                                         ------                    -------
and GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital"), a corporation organized
                                           ----------
under the banking laws of the State of New York, as agent hereunder for Lenders (in such capacity, together with its successors in such capacity, "Agent"), with
                                                                   -----
reference to the following facts:

                                    RECITALS
                                    --------

       A.   On May 13, 1996 (the "Petition Date"), Seven-Up/RC Bottling Company
                                  -------------
of Southern California, Inc. ("Seven-Up/RC") and its parent, Beverage Group
                               -----------
Acquisition Corporation ("BGAC"), commenced Chapter 11 cases numbered 96-738
                          ----
(HSB) and 96-739 (HSB), respectively (the "Chapter 11 Cases"), by filing
                                           ----------------
voluntary petitions for reorganization under Chapter 11 of Title 11 of the United States Code with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").
               ----------------

       B. Since the Petition Date, Seven-Up/RC and BGAC have continued to operate their businesses and manage their properties as debtors and debtors in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.

       C. GE Capital has been financing Seven-Up/RC during the pendency of its Chapter 11 Case under the terms of that certain Debtor In Possession Credit Agreement dated as of May 13, 1996 (the "DIP Agreement"). All of Seven-Up/RC's
                                         -------------
obligations under the DIP Agreement will become due and payable upon "Consummation," as such term is defined in the Debtors' First Amended Joint Plan of Reorganization Dated June 19, 1996 (the "Plan of Reorganization") in the
                                            ----------------------
Chapter 11 Cases.

       D. Seven-Up/RC has requested that Lenders provide a post-confirmation senior secured revolving credit facility to Borrower as of Consummation in the aggregate principal amount of up to $35,000,000 to fund Borrower's post-confirmation working capital and letter of credit requirements.

       E. Lenders are willing to provide the requested post-confirmation financing to Borrower in accordance with and on the terms and conditions set forth in, this Agreement and the other Loan Documents.

       F. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in Annex A and, for purposes of
                                                 -------
this Agreement and the other Loan

Documents, the rules of construction set forth in Annex A shall govern.  Unless
                                                  -------
otherwise indicated, all references in this Agreement or in the Annexes to this Agreement to sections, subsections, recitals, schedules, exhibits, annexes, and attachments shall refer to the corresponding sections, subsections, recitals, schedules, exhibits, annexes and attachments of or to this Agreement. All schedules, exhibits, annexes and attachments hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement. Unless otherwise expressly set forth herein, or in a written amendment referring to such schedules and annexes, all schedules and annexes referred to herein shall mean the schedules and annexes as in effect as of the Closing Date. These Recitals shall be construed as part of this Agreement.

                                   AGREEMENT
                                   ---------

       NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1.     AMOUNT AND TERMS OF CREDIT

       1.1  Revolving Credit Advances.
            -------------------------

          (a) Upon and subject to the terms and conditions hereof, each Lender severally agrees to make available, from time to time from the Closing Date until the Commitment Termination Date, for Borrower's use and upon the request of Borrower therefor to Agent, advances (each, a "Revolving Credit Advance") in
                                                  ------------------------
an aggregate principal amount at any time outstanding up to but not exceeding the Revolving Credit Commitment of such Lender, provided that in no event shall the aggregate principal amount of the Revolving Credit Loan and Letter of Credit Obligations at any time exceed the Borrowing Availability as reflected on the most recent Borrowing Base Certificate delivered to Agent and Lenders. Borrower may from time to time borrow, repay and reborrow Revolving Credit Advances under this Section 1.1.
     -----------

          (b) Borrower shall give Agent (which shall promptly notify Lenders) notice of each borrowing hereunder as provided in Section 1.1(c) and, subject to
                                                  --------------
Section 1.14, on the date specified for such borrowing each Lender shall make
------------
available the amount of the Revolving Credit Advance or Revolving Credit Advances to be made by it on such date to Agent to such account of Agent as Agent may designate, in immediately available funds, for the account of Borrower.

          (c) Each notice of a borrowing of a Revolving Credit Advance shall be given in writing (by telecopy, hand delivery, or U.S. mail) by Borrower to Agent at its address at 350 South Beverly Drive, Suite 200, Beverly Hills, California 90212, to the attention of Mr. Mark E. Gudis, or such other Person as may be designated in writing by Agent, Telephone No. (310) 203-0335, Telecopy No. (310) 785-0644, given no later than 10:00 a.m. (Los Angeles time) on the Business Day of the proposed Revolving Credit Advance. Each such notice of borrowing (a "Notice of Revolving Credit Advance") shall be substantially in the form of
-----------------------------------
Exhibit A, specifying therein the requested date, the amount of such Revolving
---------
Credit Advance, the Disbursement Account into which such Revolving Credit Advance shall be made, and such other information as may be required by Agent. Agent and Lenders shall be entitled to rely upon and shall be fully protected under this Agreement in relying upon any Notice of Revolving Credit Advance believed by Agent to be genuine and to assume that the persons executing and delivering the same were duly authorized unless the responsible individual acting thereon for Agent shall have actual knowledge to the contrary.

          (d) The Revolving Credit Advances made by each Lender shall be evidenced by a single promissory note of Borrower for such Lender substantially in the form of Exhibit B, dated the date hereof, payable to such Lender in a
               ---------
principal amount equal to the amount of its Revolving Credit Commitment as originally in effect and otherwise duly completed. The date and amount of each Revolving Credit Advance made by each Lender and each payment of principal with respect thereto shall be recorded on the books and records of such Lender, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded. The entire unpaid balance of the Revolving Credit Loan and all other Obligations shall be immediately due and payable on the Commitment Termination Date.

          (e) Borrower shall furnish to Agent and each Lender a Borrowing Base Certificate substantially in the form of Exhibit C, completed and signed by
                                         ---------
Borrower's Chief Executive Officer, Chief Financial Officer, Director of Banking and Investor Relations or Director of Accounting Services which sets forth a calculation of the Borrowing Base at the times and for the periods set forth in Annex E. Borrower agrees that in making any Revolving Credit Advance hereunder
-------
(or incurring any Letter of Credit Obligations) Agent and each Lender shall be entitled to rely upon the most recent Borrowing Base Certificate delivered to Agent and Lenders by Borrower. Borrower further agrees that if Borrower shall have failed to deliver a Borrowing Base Certificate to Agent and Lenders within the specified period Lenders shall be under no obligation to make any further Revolving Credit Advances (or incur any additional Letter of Credit Obligations) until such time, subject to the other terms and conditions contained herein, as such Borrowing Base Certificate is delivered to Agent and Lenders.

          (f) The failure of any Lender (such Lender, a "Non-Funding Lender") to
                                                         ------------------
make any Revolving Credit Advance to be made by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other
                                                                         -----
Lender") of its obligation to make its Revolving Credit Advance on such date,
------
but
neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Revolving Credit Advance to be made by such Non-Funding Lender, and no Non-Funding Lender shall have any obligation to Agent or any Other Lender for the failure by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with respect to any Loan Document. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement, the Revolving Credit Notes and the other Loan Documents (including exercising any rights of offset) without first obtaining the prior written consent of Agent and Required Lenders, it being the agreement of Lenders that any such action to protect or enforce rights under this Agreement, the Revolving Credit Notes and the other Loan Documents shall be taken in concert and at the direction or with the consent of Agent and Required Lenders and not individually by a single Lender.

       1.2  Repayment; Termination of Commitment.
            ------------------------------------

          (a) Borrower hereby promises to pay to Agent, for the account of each Lender, the entire outstanding principal amount of the Revolving Credit Loan and Letter of Credit Obligations and the Revolving Credit Loan shall mature on the Commitment Termination Date.

          (b) If on any day the outstanding balance of the Revolving Credit Loan, when added to the then outstanding Letter of Credit Obligations, shall at any time exceed the Borrowing Availability as reflected on the most recent Borrowing Base Certificate delivered to Agent and Lenders, Borrower shall repay the Revolving Credit Loan in the amount of such excess on such day (or if such day is not a Business Day, on the next succeeding Business Day). Such excess balance shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits thereof and of the Loan Documents and shall be evidenced by the Revolving Credit Notes.

          (c) Borrower shall have the right at any time, upon at least forty-five (45) days prior written notice to Agent, to voluntarily terminate the Revolving Credit Commitments (in whole but not in part) without premium or penalty other than payment of the Termination Fee, if any. On the date of such termination, Borrower shall pay to Agent in immediately available funds all of the Obligations, including the Termination Fee, if any, and any accrued and unpaid interest, and make arrangements, in accordance with the terms and conditions of Annex G, for satisfaction with respect to any outstanding Letter
              -------
of Credit Obligations. Upon such termination, Borrower's right to receive Revolving Credit Advances and the benefit of Letter of Credit Obligations shall simultaneously terminate and Borrower's obligation to pay the Non-Use Fee, the Collateral Monitoring Fee and, upon such payment of the Obligations, the Collateral Examination Charge arising after such termination shall terminate, and notwithstanding anything to the contrary contained herein or in any Revolving Credit Note, the entire outstanding balance of the Revolving Credit Loan shall be immediately due and payable.

       1.3  Use of Proceeds.  Borrower shall use the proceeds of the Revolving
            ---------------
Credit Loan for (a) the repayment in full of all outstanding obligations under the DIP Agreement on Consummation, (b) the payment of costs and expenses of the financing transactions contemplated by this Agreement that are payable by Borrower and (c) other corporate purposes permitted by the terms of this Agreement and the other Loan Documents.

       1.4  Letters of Credit.  Subject to the terms and conditions of this
            -----------------
Agreement, Borrower shall have the right to request, and Lenders agree to incur, from the Closing Date until the Commitment Termination Date, the Letter of Credit Obligations in accordance with the terms and conditions set forth in Annex G.
-------

       1.5  Interest.
            --------

          (a) Borrower shall pay interest on the Revolving Credit Loan to Agent for the account of each Lender: (i) in arrears for the preceding calendar month, on the first day of each calendar month, commencing on September 1, 1996;
(ii) on the Commitment Termination Date; and (iii) if any interest accrues or remains payable after the Commitment Termination Date, upon demand. If any interest or other payment under this Agreement becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (b) Borrower shall be obligated to pay interest to Agent for the account of each Lender on the outstanding balance of the Revolving Credit Loan from the date any Revolving Credit Advance is made until it is paid in full at a floating rate equal to the CP Rate (as in effect from time to time) plus three
                                                                    ----
percent (3%) per annum (the "Stated Rate").  All computations of interest shall
                             -----------
be made by Agent and on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. Each determination by Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

          (c) Upon the occurrence and during the continuance of any Event of Default, the interest rate applicable to all of the Obligations, including the Revolving Credit Loan, may in the sole discretion of Required Lenders be increased, effective as of the date of the Default giving rise to such Event of Default, to the Default Rate; provided, that upon the occurrence of an Event of Default specified in Sections
--------                                                               --------
8.1(f), (g) or (h), the interest rate applicable to all of the Obligations shall
------------------
be increased automatically to the Default Rate without the necessity of any action on the part of Required Lenders.

          (d) Notwithstanding anything to the contrary set forth in this Section
                                                                         -------
1.5, if, at any time until payment in full of all of the Obligations, the rate
---
of interest payable hereunder exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such
                                            -------------------
event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided,
                                                                      --------
that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by each Lender from the making of Revolving Credit Advances hereunder is equal to the total interest which such Lender would have received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the interest rate payable hereunder shall be the rate of interest provided in Sections 1.5(a) through (c), unless and until the rate of interest
            ---------------------------
again exceeds the Maximum Lawful Rate, in which event this Section 1.5(d) shall
                                                           --------------
again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this Section 1.5(d), shall make
                                                     --------------
a final determination that a Lender has received interest hereunder or under any of the Loan Documents in excess of the Maximum Lawful Rate, such Lender shall, to the extent permitted by applicable law, promptly apply such excess in the manner set forth in Section 1.11, and thereafter shall refund any excess to
                    ------------
Borrower or as a court of competent jurisdiction may otherwise order.

       1.6  Eligible Accounts and Inventory.    Based on the most recent
            -------------------------------
Borrowing Base Certificate delivered by Borrower to Agent and Lenders and on other information available to Agent, Agent shall determine in accordance with the terms and provisions of this Agreement which Accounts shall be deemed to be "Eligible Accounts" and which Inventory shall be deemed to be "Eligible
 -----------------                                             --------
Inventory" for purposes of determining the amounts, if any, to be advanced to
---------
Borrower under the Revolving Credit Loan.

       1.7  Fees.  As compensation for Agent's and Lender's costs, skills,
            ----
services and efforts incurred and expended in making the Revolving Credit Loan and the Letters of Credit available to Borrower, Borrower agrees to pay to Agent for its own account or the account of Lenders, as the case may be, the fees set forth in Annex D in accordance with the terms set forth therein. All of the
         -------
Fees described in Annex D shall be non-refundable and shall be fully-earned as
                  -------
and when such Fees become due and payable.

       1.8  Cash Management System.  On or prior to the Closing Date, Borrower
            ----------------------
will establish and maintain until the Termination Date, the cash management system described in Annex B.
                    -------

       1.9  Receipt of Payments.  Borrower shall make each payment under this
            -------------------
Agreement not later than 11:00 a.m. (Los Angeles time) on the day when due in Dollars in immediately available funds to the Collection Account. For purposes of computing interest and Fees and determining the Borrowing Availability: (a) all payments (including cash sweeps) consisting of cash, wire, or electronic transfers in immediately available funds shall be deemed received by Agent upon deposit in the Collection Account and notice to Agent of such deposit; and (b) all payments consisting of checks, drafts, or similar non-cash items shall be deemed received upon receipt of good funds following deposit in the Collection Account (together with notice to Agent of such deposit). Subject to Section
                                                                     -------
1.14, each payment received by Agent under this Agreement or any Revolving
----
Credit Note for the account of any Lender shall be paid by Agent promptly to such Lender, in the same funds received, for application to the Revolving Credit Loan or other obligation in respect of which such payment is made.

       1.10 Pro Rata Treatment.  Except to the extent otherwise provided herein:
            ------------------
(a) each Revolving Credit Advance (including any Revolving Credit Advance pursuant to Section 1.14(b)) shall be incurred and made by the relevant Lenders,
            ---------------
and each payment of the Non-Use Fee and the Termination Fee shall be made for the account of the relevant Lenders, pro rata according to the amounts of their respective Revolving Credit Commitments; (b) each payment or prepayment of principal of the Revolving Credit Loan by Borrower shall be made for the account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Credit Loan held by Lenders; and (c) each payment of interest on the Revolving Credit Loan by Borrower shall be made for the account of the relevant Lenders pro rata in accordance with the amounts of interest on the Revolving Credit Loan then due and payable to the respective Lenders.

       1.11 Application and Allocation of Payments.    Borrower irrevocably
            --------------------------------------
waives the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of Borrower, and Borrower irrevocably agrees that Agent and Lenders shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of Borrower and in repayment of the Revolving Credit Loan and the Letter of Credit Obligations as Lenders may deem advisable. In the absence of a specific determination by Agent with respect thereto, the same shall be applied in the following order: (a) then due and payable Fees, expenses and other Obligations (including Revolving Credit Advances made by Agent in its capacity as Agent) owing to Agent; (b) then due and payable Fees and expenses of Lenders; (c) then due and payable interest payments; (d) then due and payable Obligations to Lenders other than Fees, expenses and interest and principal payments; and (e) then due and payable principal payments on the Revolving Credit Loan. Agent, on behalf of Lenders, is authorized to, and at its option may, make or cause to be made Revolving Credit Advances by Lenders on behalf of Borrower for payment of all Fees, expenses, charges, costs, principal, interest, or other Obligations then due and payable by Borrower under this Agreement or any of the Loan Documents, even if the making of such Revolving Credit Advance causes the outstanding balance of the Revolving Credit Loan, when added to the then outstanding Letter of Credit Obligations, to exceed the Borrowing Availability, in which case the terms of Section 1.2(b) shall apply.
                           --------------

       1.12 Non-Receipt of Funds by Agent.  Unless Agent shall have been
            -----------------------------
notified by a Lender or Borrower (in either case, "Payor") prior to the date on
                                                   -----
which such Payor is to make payment to Agent of (in the case of a Lender) the proceeds of a Revolving Credit Advance to be made by such Lender hereunder or (in the case of Borrower) a payment to Agent for account of one or more of Lenders hereunder (such payment being herein called the "Required Payment"),
                                                         ----------------
which notice shall be effective upon receipt by Agent, that such Payor does not intend to make the Required Payment to Agent, Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if such Payor has not in fact made the Required Payment to Agent, the recipient(s) of such payment shall, on demand, repay to Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the "Advance Date") such amount was so
                                               ------------
made available by Agent until the date Agent recovers such amount, at a rate per annum equal to the CP Rate for such day and, if such recipient(s) shall fail promptly to make such payment, Agent shall be entitled to recover such amount, on demand, from such Payor, together with interest as aforesaid; provided, that
                                                                 --------
if neither the recipient(s) nor such Payor shall return the Required Payment to Agent within three (3) Business Days of the Advance Date, then, retroactively to the Advance Date, such Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

       (a) if the Required Payment shall represent a payment to be made by Borrower to Lenders, Borrower and the recipient(s) shall (without duplication) each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Default Rate (and, in case the recipient(s) shall return the Required Payment to Agent, without limiting the obligation of Borrower hereunder to pay interest to such recipient(s) at the Default Rate in respect of the Required Payment); and

         (b) if the Required Payment shall represent proceeds of a Revolving Credit Advance to be made by Lenders to Borrower, such Payor and Borrower shall (without duplication) each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the rate of interest provided for such Required Payment pursuant hereto (and, in case Borrower shall return the Required Payment to Agent, without limiting any claim Borrower may have against Payor in respect of the Required Payment).

Nothing in this Section 1.12 or elsewhere in this Agreement or the other Loan
                ------------
Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

       1.13 Sharing of Payments, Etc.
            -------------------------

          (a) Borrower agrees that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option (but subject, as between Lenders, to the provisions of the last sentence of Section 1.1(f)), to offset balances
                                          --------------
held by it for the account of Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's pro rata portion of the Revolving Credit Loan (including any Revolving Credit Advances deemed made by such Lender under Section 1.14(b)) or any other amount
                                          ---------------
payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to Borrower), in which case it shall promptly notify Borrower and Agent thereof; provided, that such Lender's failure to give
                                   --------
such notice shall not affect the validity thereof.

          (b) If any Lender shall obtain from Borrower payment of any principal of or interest on the Revolving Credit Loan owing to it or payment of any other amount under this Agreement or any Revolving Credit Note held by it, or any other Loan Document through the exercise of any right of setoff, banker's lien or counterclaim or similar right or otherwise (other than from Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Revolving Credit Loan or such other amounts then due hereunder or thereunder by Borrower to such Lender than the percentage received by any other Lender, it shall promptly pay to Agent, for the benefit of Lenders, the amount of such excess and simultaneously purchase from such other Lenders a participation in (or, if and to the extent specified by such Lender, direct interests in) the Revolving Credit Loan or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Revolving Credit Loan or such other amounts, respectively, owing to each Lender. Amounts received by Agent under this Section 1.13(b) shall be
                                                      ---------------
treated as a payment by Borrower under Section 1.9.  To such end all Lenders
                                       -----------
shall make appropriate adjustments among themselves (by the resale of any participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

          (c) Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise, in a manner consistent with Section 1.13(a),
                                                               ---------------
all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of the Revolving Credit Loan or other amounts (as the case may be) owing to such Lender in the amount of such participation.

          (d) Nothing contained herein shall require any Lender to exercise any right as against Borrower as described in this Section 1.13 or shall affect the
                                               ------------
right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff or right as against Borrower to which this Section 1.13 applies, such Lender shall, to the extent practicable,
           ------------
assign such rights to Agent for the benefit of Lenders and, in any event, exercise its rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section 1.13 to share in the benefits
                                          ------------
of any recovery on such secured claim.

       1.14 Settlement Procedures.
            ---------------------

          (a) The Revolving Credit Loan balance may fluctuate from day to day from Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and Lenders, Revolving Credit Advances may be made by Agent and payments in respect thereof will be settled according to the procedures set forth in this Section 1.14.
                                                              ------------
Notwithstanding these procedures, each Lender's obligation to fund its portion of any Revolving Credit Advance made to Borrower will commence on the date such Revolving Credit Advances are made. Such payments will be made by each Lender without setoff, counterclaim or reduction of any kind.

          (b) Notwithstanding anything to the contrary contained in this Agreement, Agent may elect, at its sole option, to fund the entire amount of any Revolving Credit Advance requested by Borrower. In the event Agent makes such election, such Revolving Credit Advance made by Agent shall be deemed, and shall constitute, as of the date of making thereof, a Revolving Credit Advance made by each of Lenders in an amount equal to such Lender's pro rata share thereof, and each Lender shall be obligated to deliver to Agent such share of such Revolving Credit Advance on the Weekly Settlement Date in accordance with the procedure for weekly settlement set forth in Section 1.14(c) or as otherwise provided in
                                   ---------------
Section 1.14(d).  Notwithstanding anything to the contrary contained in this
---------------
Agreement, for purposes of calculating interest payable to any Lender (i) Agent shall be deemed a "Lender" with respect to any outstanding Revolving Credit Advances funded by Agent, and (ii) the amount of Revolving Credit Advances of any Lender that are outstanding on any day shall be equal to the amount of such Lender's Revolving Credit Advances outstanding on such day (A) excluding any Revolving Credit Advances that have been funded entirely by Agent with respect to which such Lender has not funded its pro rata share and (B) including Revolving Credit Advances of such Lender which have been repaid by Borrower to Agent but not yet received by such Lender from Agent.

          (c) Each Lender shall settle with Agent, upon Agent's request, on the third Business Day of each week (or on such other day of the week as may be designated from time to time by Agent) in each successive week (the "Weekly
                                                                     ------
Settlement Date"), on the net Revolving Credit Advances and payments since the
---------------
date of the last settlement. On each Weekly Settlement Date, prior to 9:00 a.m. (Los Angeles time), Agent shall notify each Lender by telephone or by telex, telecopy or other form of teletransmission, of such Lender's pro rata share of the outstanding Revolving Credit Advances and the amount of the payment necessary to adjust such Lender's outstanding Revolving Credit Advances to such Lender's pro rata share of such Revolving Credit Advances as of such Weekly Settlement Date (on a net basis taking into account any funds in the Collection Account which Agent determines are available). Any such payment shall be made by the party from which such payment is due to the other party, in same day funds, not later than 11:00 a.m. (Los Angeles time) on such Weekly Settlement Date. If any Lender shall, for any reason, not settle with Agent within one Business Day after the Weekly Settlement Date, such Lender agrees to pay and Borrower agrees to repay, severally, to Agent forthwith on demand the amount due Agent on such Weekly Settlement Date together with interest thereon for each day from such Weekly Settlement Date until the day such amount is paid to Agent, at
(i) in the case of such Lender, the CP Rate for the first three (3) days for which such amount remains unpaid and thereafter at the Stated Rate, and

(ii) in the case of Borrower, the Stated Rate for each day after the date of demand that such amount remains unpaid. If such Lender shall pay to Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Credit Advance and, if both such Lender and Borrower shall have paid and repaid, respectively, such corresponding amount, Agent shall promptly pay over to Borrower such corresponding amount in same day funds, but Borrower shall remain obligated for all interest thereon.

          (d) As an alternative to the weekly settlement provided for in Section
                                                                         -------
1.14(c) , Agent may elect at its sole option, to use the following same day
-------
settlement procedure for borrowings of Revolving Credit Advances. Prior to 9:00 a.m. (Los Angeles time) on any date specified for a borrowing of a Revolving Credit Advance in a Notice of Revolving Credit Advance, Agent may notify each Lender by telephone or by telex, telecopy or other form of teletransmission, of the requested Revolving Credit Advance. Not later than 11:00 a.m. (Los Angeles time) on the date of such proposed Revolving Credit Advance, each Lender shall make available to Agent, in same day funds, to such account of Agent as Agent may designate, such Lender's pro rata share of such Revolving Credit Advance. Notwithstanding the foregoing, to the extent that there are available funds in the Collection Account, Agent may, at Agent's discretion, notify each Lender that such Lender's obligation to make available to Agent same day funds as provided in the preceding sentence shall be satisfied to the extent of its pro rata share out of such funds in the Collection Account, or such portion of such funds as Agent shall indicate are to be applied to fund such Revolving Credit Advance.

       1.15 Accounting.  Agent will provide a monthly accounting of transactions
            ----------
under the Revolving Credit Loan to Borrower. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein, unless Borrower, within thirty (30) days after the date any such accounting is delivered by Agent to Borrower, shall notify Agent in writing of any objection which Borrower may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items (the "disputed items") expressly
                                                    --------------
objected to in such notice shall be deemed to be disputed by Borrower. Agent's determination, based upon the facts available, of any disputed item shall (absent manifest error) be final, binding and conclusive on Borrower.

       1.16 Indemnity.
            ---------

          (a) Borrower shall indemnify and hold Agent, each Lender and their respective Affiliates, officers, directors, employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against any and all suits,
           ------------------
actions, costs, fines, deficiencies, penalties, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigations or defense, including those incurred upon any appeal) (each, a "Claim") which may
                                                             -----
be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended under this Agreement or any other Loan Document or otherwise arising in connection with the transactions contemplated hereunder and thereunder, including any and all Environmental Liabilities and Costs and any infringement Claim relating to any intellectual property rights of any Person, and regardless of whether the Indemnified Person is a party to such Claim; provided, that Borrower shall not be liable for any indemnification to
       --------
such Indemnified Person to the extent that such Claim results solely from such Indemnified Person's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. NEITHER AGENT NOR ANY LENDER NOR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THE LOAN DOCUMENTS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED THEREBY.

          (b) In any suit, proceeding or action brought by Agent or Lenders relating to any Account, Chattel Paper, Contract, General Intangible, Instrument, Equipment or Document for any sum owing thereunder, or to enforce any provision of any Account, Chattel Paper, Contract, General Intangible, Instrument or Document, Borrower shall save, indemnify and keep Agent and Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder arising out of a breach by Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to, or in favor of, such obligor or its successors from Borrower, and all such obligations of Borrower shall be and remain enforceable against, and only against, Borrower and shall not be enforceable against Agent or Lenders.

          (c) Borrower hereby acknowledges and agrees that neither Agent nor any Lender (as of the date hereof) (i) is now or has ever been in control of any of the Subject Property or the affairs of any Loan Party, or (ii) has the capacity through the provisions of the Loan Documents to influence the conduct of any Loan Party with respect to the ownership, operation or management of any of the Subject Property.

       1.17 Access.  Borrower shall (and shall cause each of its Subsidiaries
            ------
to): (a) provide access during normal business hours to Agent and each Lender and any of their respective officers, employees and agents, as frequently as Agent or any Lender determines to be appropriate, upon reasonable advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and Agent and each Lender shall have access at any and all times), to the properties and facilities of Borrower or any of its Subsidiaries; (b) permit Agent, and each Lender and any of their officers, employees and agents to inspect, audit and make extracts from all of Borrower's records, files and books of account at the times and pursuant to the procedures set forth in clause (a) above; and (c) permit Agent, on behalf of Lenders, to conduct audits to inspect, review and evaluate the Collateral, and Borrower agrees to render to Agent and each Lender at Borrower's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto at the times and pursuant to the procedures set forth in clause
(a) above. Borrower shall, and shall cause each of its Subsidiaries to, make available to Agent and each Lender and their respective counsel, as quickly as practicable under the circumstances, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with Federal, state and local regulatory agencies, and other instruments and documents which Agent or any Lender may reasonably request. Borrower shall deliver any document or instrument reasonably necessary for Agent or any Lender, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for Borrower, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Borrower. Borrower shall instruct its independent certified public accountants and its banking and other financial institutions to make available to Agent and each Lender such information and records as Agent and each Lender may reasonably request.

       1.18 Taxes.
            -----

          (a) Any and all payments by or on behalf of Borrower hereunder or under any Revolving Credit Note or any other Loan Document, shall be made, in accordance with this Section 1.18, free and clear of and without deduction for
                     ------------
any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Revolving Credit Note or any other Loan Document to Agent or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.18) Agent or such Lender receives an amount equal to the
           ------------
sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

          (b) In addition, Borrower agrees to pay any present or future stamp or documentary Taxes or any other excise or property Taxes that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").
                                       -----------

          (c) Borrower shall indemnify and pay, within ten (10) Business Days of written demand therefor (which demand shall include a statement of the basis therefor), Agent and each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 1.18) paid by Agent or such Lender and any liability
                   ------------
(including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Any Lender who receives an indemnification payment pursuant to this
Section 1.18(c) shall, at Borrower's sole cost and expense, provide all
---------------
reasonable assistance to Borrower in obtaining a refund if such Tax or Other Taxes were incorrectly or illegally asserted.

          (d) Within thirty (30) days after the date of any such payment of Taxes or Other Taxes, Borrower shall furnish to Agent or such Lender, at its address referred to in Section 11.9, the original or a certified copy of a
                       ------------
receipt evidencing payment thereof.

          (e) If any Lender subsequently receives from a taxing authority a refund of any Tax or Other Tax previously paid by Borrower and for which Borrower has indemnified Lender pursuant to this Section 1.18, such Lender shall
                                                 ------------
within thirty (30) days after receipt of such refund, and to the extent permitted by applicable law, pay to Borrower the net amount of any such refund after deducting taxes and expenses attributable thereto.

          (f) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees (i) to furnish to Borrower and Agent, prior to the first interest payment date after which it becomes a Lender hereunder (including by assignment), two (2) copies of either U.S. Internal Revenue Service Form 1001 or Form 4224 (wherein such Lender claims entitlement to complete exemption from or reduced rate of United States Federal withholding tax on interest paid by Borrower hereunder) and (ii) to provide to Borrower and Agent new Forms 4224 or 1001, as applicable, or any successor forms thereto upon the expiration or obsolescence of any previously delivered form; provided, that no such Lender
                                               --------
shall be required to deliver a Form 4224 or 1001 under clause (ii) of this
Section 1.18(f) to the extent that the delivery of such form is not authorized
---------------
due to a change in law. If any such Lender fails to deliver any certificate required hereunder, the provisions of this Section 1.18, other than Section
                                           ------------             -------
1.18(f), shall not apply to such Lender.
-------

          (g) In the event Borrower becomes obligated to pay any additional material amounts to any Lender pursuant to this Section 1.18 (which amounts are
                                                ------------
not due or payable to all Lenders
generally) as a result of any event or condition described in this Section 1.18,
                                                                   ------------
then, unless such Lender has theretofore taken steps to remove or cure, and has removed or cured, the conditions creating the cause of such obligation to pay such additional amounts, Borrower may, subject to Agent's consent, designate a substitute lender (such substitute lender herein called a "Replacement Lender")
                                                           ------------------
to purchase and assume such Lender's rights and obligations (including obligations with respect to Letters of Credit) with respect to its entire pro rata share hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amounts payable to such Lender with respect to its pro rata share hereunder, plus any accrued and unpaid interest and accrued and unpaid Fees in respect of such Lender's pro rata share and on other terms satisfactory to Agent. Upon such purchase by the Replacement Lender and payment of all other amounts owing to the Lender being replaced hereunder, such Lender shall no longer be a party hereto or have any rights or obligations hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender with respect to its pro rata share hereunder; provided, that the rights of such Lender pursuant to this Section
           --------                                                  -------
1.18(g) shall survive any substitution described in this Section 1.18(g).
-------                                                  ---------------

       1.19 Capital Adequacy.
            ----------------

          (a) Borrower shall pay directly to each Lender from time to time on written request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any increased costs to such Lender that it reasonably determines are attributable to any law or regulation, or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing after the date hereof any risk-based capital guideline or other capital requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any Governmental Authority in respect of such Lender's Revolving Credit Commitment, Revolving Credit Loan, or incurrence of Letter of Credit Obligations hereunder (such compensation to include an amount equal to any reduction of the rate of return on assets or equity of such Lender to a level below that which such Lender could have achieved but for such law, regulation, interpretation, directive or request).

          (b) Each Lender will furnish to Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under this
Section 1.19.  Determinations and allocations by any Lender for purposes of this
------------
Section 1.19 of the effect of any Regulatory Change pursuant to or of capital
------------
maintained pursuant to this Section 1.19, on its costs or rate of return of
                            ------------
maintaining Revolving Credit Advances, Letter of Credit Obligations, and its Revolving Credit Commitment, and of the
amounts required to compensate such Lender under this Section 1.19, shall be
                                                      ------------
conclusive absent manifest error.


2.     CONDITIONS PRECEDENT

       2.1  Conditions to the Initial Revolving Credit Advance and Letter of
            ----------------------------------------------------------------
Credit Obligations.  Notwithstanding any other provision of this Agreement and
------------------
without affecting in any manner the rights of Agent or any Lender hereunder, Borrower shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and Agent and Lenders shall not be obligated to make the initial Revolving Credit Advance or to incur the initial Letter of Credit Obligations or to take, fulfill, or perform any other action hereunder, until the following conditions have been fulfilled to the satisfaction of or waived in writing by Agent (and to the extent specified below, of Lenders):

          (a) This Agreement or counterparts thereof shall have been duly executed by, and delivered to, Borrower, Agent and each Lender.

          (b) Agent and Lenders shall have received such documents, instruments, certificates, opinions and agreements as Agent shall request in connection with the transactions contemplated by this Agreement, including all documents, instruments, agreements and other materials listed in the Schedule of Documents,
                                                          ---------------------
including each of the Repurchase Agreements, all of which shall be in form and substance satisfactory to Agent and Required Lenders.

          (c) Evidence satisfactory to Agent that Borrower has obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required, including all requisite Governmental Authorities, to the terms and to the execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby.

          (d) The terms of the Plan of Reorganization (including Borrower's proposed capital structure and management and the structure and composition of the board of directors of Borrower as of Consummation) shall not have been amended, modified or supplemented without Agent's prior written consent, and the order of the Bankruptcy Court confirming the Plan of Reorganization (the "Confirmation Order") and all other Bankruptcy Court orders approving,
-------------------
modifying, amending or implementing or affecting the Plan of Reorganization or any Loan Document and the rights, remedies and obligations thereunder shall be in form and substance satisfactory to Agent.

          (e) All aspects of the Plan of Reorganization's effect upon Borrower, including the tax effects, shall be satisfactory to Agent.

          (f) All conditions to the occurrence of Consummation (other than the execution of this Agreement) shall have been satisfied or waived as contemplated in the Plan of Reorganization in a manner acceptable to Agent.

          (g) Evidence satisfactory to Agent that the insurance policies provided for in Section 3.19 and Annex F are in full force and effect, together
                ------------     -------
with appropriate evidence showing a loss payable and/or additional insured clauses or endorsements, as appropriate, in favor of Agent and Lenders and in form and substance satisfactory to Agent.

            (h) No default or event of default shall exist under any Material Franchise Agreement.

          (i) All of the assets supporting the initial Revolving Credit Advance and the amount, if any, of the reserves to be established on the Closing Date shall be sufficient in value, on a pro forma basis after giving effect to the payment of all anticipated closing expenditures, whether or not then paid, as determined by Agent, and without any material deterioration of trade payables, to provide Borrower with Net Borrowing Availability under the Revolving Credit Loan of not less than $5,000,000.

          (j) Payment by Borrower to Agent for its account and the account of Lenders, as the case may be, of all Fees, costs, and expenses of closing (including fees and expenses of consultants and counsel to Agent presented as of the Closing Date).

          (k) No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body (i) which, if successful, would have a Material Adverse Effect, or (ii) to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any of the other Loan Documents or the consummation of the transactions contemplated hereby and thereby and which, in Agent's sole judgment, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

          (l) Agent, in its sole judgment, shall not have determined that: (i) Borrower shall have made any Restricted Payment since December 31, 1995; (ii) any material increase in liabilities, liquidated or contingent, of Borrower, or any material decrease in the assets of Borrower, shall have occurred since December 31, 1995, except as shown in Borrower's unaudited June 30, 1996 financial statements; or (iii) any Material Adverse

Effect shall have occurred since December 31, 1995, except as shown in Borrower's unaudited June 30, 1996 financial statements.

          (m) Agent shall be satisfied, in its sole judgment, with the corporate, capital, tax, legal and management structure of Borrower, and shall be satisfied, in its sole judgment exercised reasonably, with the nature and status of all contractual obligations, securities, labor, tax, ERISA, employee benefit, environmental, health and safety matters, in each case, involving or affecting Borrower.

          (n) There shall be no outstanding "Obligations" under as defined in the DIP Agreement, other than such "Obligations" to be satisfied in full by the initial Revolving Credit Advance and Letter of Credit Obligations.

       2.2  Further Conditions to Each Revolving Credit Advance and Each Letter
            -------------------------------------------------------------------
of Credit Obligation.  It shall be a further condition to the funding of the
--------------------
initial and each subsequent Revolving Credit Advance and the incurrence of the initial and each subsequent Letter of Credit Obligation, if any, that the following statements shall be true on the date of each such funding, advance or incurrence, as the case may be:

          (a) Borrower's representations and warranties contained herein or in any of the Loan Documents shall be true and correct in all material respects on and as of the Closing Date and the date on which each such Revolving Credit Advance is made or any Letter of Credit Obligation, if any, is incurred, as though made on or incurred on and as of such date, except to the extent that any such representation or warranty expressly relates solely to an earlier date and except for changes therein permitted or contemplated by this Agreement.

          (b) No event shall have occurred and be continuing, or would result from the making of any Revolving Credit Advance or the incurrence of any Letter of Credit Obligation, as the case may be, which constitutes or, after such funding, would constitute a Default or an Event of Default.

          (c) After giving effect to such Revolving Credit Advance or the incurrence of such Letter of Credit Obligation, as the case may be, the aggregate principal amount of the Revolving Credit Loan and outstanding Letter of Credit Obligations shall not exceed the Borrowing Availability as reflected on the most recent Borrowing Base Certificate delivered to Agent and Lenders.

          (d) Each of the conditions set forth in Section 2.1(b), Section
                                                  --------------  -------
2.1(c), Section 2.1(g) and Section 2.1(h) shall continue to be satisfied by
        --------------     --------------
Borrower as of such date.

            (e) No Material Adverse Effect shall have occurred.

The request and acceptance by Borrower of the proceeds of any Revolving Credit Advance, and the request by Borrower for the incurrence by Lenders of Letter of Credit Obligations, as the case may be, shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a
                                     -----------
confirmation by Borrower of the granting and continuance of Agent's and Lenders' Liens pursuant to the Collateral Documents.


3.     REPRESENTATIONS AND WARRANTIES

       To induce Agent and Lenders to enter into this Agreement, Borrower represents and warrants to Agent and Lenders that:

       3.1  Corporate Existence; Compliance with Law.  Borrower:  (a) is a
            ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be in good standing in such other jurisdictions would not result in a Material Adverse Effect; (b) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business as now and proposed to be conducted; (c) has all licenses, permits, consents and approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where any such noncompliance would not result in a Material Adverse Effect; (d) is in compliance with its certificate of incorporation and by-laws; and (e) is in compliance in all material respects with all applicable provisions of law.

       3.2  Executive Offices; Collateral Locations; Corporate or Other Names.
            -----------------------------------------------------------------
The current locations of Borrower's executive office, principal place of business, corporate offices, all warehouses and premises within which any Collateral is stored or located, and the locations of all of Borrower's records concerning the Collateral are set forth in Schedule 3.2. During the prior five
                                           ------------
(5) years, except as set forth in Schedule 3.2, Borrower has not been known as
                                  ------------
or used any corporate, fictitious or trade name.

       3.3  Corporate Power; Authorization; Enforceable Obligations.  The
            -------------------------------------------------------
execution, delivery and performance by Borrower of the Loan Documents and all other instruments and documents to be delivered by Borrower hereunder and thereunder and the creation of all Liens provided for herein and therein: (a) are within Borrower's corporate power; (b) have been duly authorized by all necessary corporate and shareholder action; (c) are not in contravention of any provision of Borrower's certificate of incorporation or by-laws or other organizational documents; (d) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality;
(e) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound; (f) will not result in the creation or imposition of any Lien upon any of the property of Borrower other than those in favor of Agent or Lenders, all pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, except for the Confirmation Order and those referred to in Section 2.1(c), all of which will have been duly obtained, made
               --------------
or complied with prior to the Closing Date and which are in full force and effect. As of the Closing Date, each of the Loan Documents has been duly executed and delivered for the benefit of or on behalf of Borrower and each constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

       3.4  Financial Statements and Projections.  Borrower has delivered the
            ------------------------------------
Financials and Projections identified in Schedule 3.4, and each of such
                                         ------------
Financials and Projection complies in all material respects with the description thereof contained in Schedule 3.4.
                     ------------

       3.5  Material Adverse Change.  As of the date hereof, Borrower has no
            -----------------------
material obligations, contingent liabilities, liabilities for Charges then due, long-term leases or unusual forward or long-term commitments which are not reflected in the audited December 31, 1995 consolidated balance sheet of Borrower and the June 30, 1996 unaudited financial statements of Borrower. As of the date hereof, there has been no material deviation from the Projections provided to Lenders. Except as otherwise permitted hereunder or as set forth in
Schedule 3.5, no Restricted Payment has been made since December 31, 1995, and
------------
no shares of Stock of Borrower have been, or are now required to be, redeemed, retired, purchased or otherwise acquired for value by Borrower. Except as set forth in Schedule 3.5, since December 31, 1995, no event has occurred which
         ------------
would result in a Material Adverse Effect.

       3.6  Ownership of Property; Liens.  Except as described in Schedule 3.6,
            ----------------------------                          ------------
the real estate listed in Schedule 3.6 constitutes all of the real property
                          ------------
owned, leased, or used in its business by Borrower. Borrower holds (a) good and marketable fee simple title to all of its real estate described as owned in
Schedule 3.6, (b) valid and marketable leasehold interests in all of Borrower's
------------
Leases (both as lessor and lessee, sublessee or assignee) described as leased in
Schedule 3.6, and (c) good and marketable title to, or valid leasehold interests
------------
in, all of its other properties and assets. None of the properties and assets of Borrower are subject to any Liens, except (x) Permitted Encumbrances and Liens set forth in Schedule 6.7 and (y) from and after the Closing Date, the
                   ------------
Lien in favor of Agent and Lenders pursuant to the Collateral Documents. Borrower has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect Borrower's right, title and interest in and to all such real estate and other assets or property. Except as described in Schedule 3.6: (a)
                                                             ------------
as of the date hereof, neither Borrower, nor, to Borrower's knowledge, any other party to any such Lease described in Schedule 3.6 is in default of its
                                     ------------
obligations thereunder or has delivered or received any notice of default under any such Lease, and no event has occurred which, with the giving of notice, the passage of time, or both, would constitute a default under any such Lease; (b) Borrower does not own or hold, and is not obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by it; and
(c) no portion of any real property owned or leased by Borrower has suffered any material damage by fire or other casualty loss which has not heretofore been, as of the Closing Date, completely repaired and restored, or, at all times thereafter, repaired and restored (or is in the process of being repaired and restored), to a position reasonably comparable to its original condition. All material permits required to have been issued or appropriate to enable the real property owned or leased by Borrower to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect.

       3.7  Restrictions; No Default; Material Contracts.  No contract, lease,
            --------------------------------------------
agreement or other instrument to which Borrower is a party or by which it or any of its properties or assets is bound or affected and no provision of any charter, corporate restriction, applicable law or governmental regulation binding upon or applicable to Borrower has resulted in or will result in a Material Adverse Effect. Borrower is not in default and, to Borrower's knowledge, no third party is in default, under or with respect to any Material Contract to which Borrower is a party. No Default has occurred and is continuing. Schedule 3.7, as supplemented from time to time by written
             ------------
disclosures to the Agent, sets forth a complete and accurate list of all Material Contracts of Borrower and each of its Subsidiaries.

       3.8  Labor Matters.  As of the date hereof, except as set forth in
            -------------
Schedule 3.8, there are no strikes or other labor disputes against Borrower that
------------
are pending or, to Borrower's knowledge, threatened. Hours worked by and payment made to employees of Borrower have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters, which violation in either case would have a Material Adverse Effect. All material payments due from Borrower on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Borrower. Except as set forth in Schedule 3.8,
                                                            ------------
Borrower does not have any obligation under any collective bargaining agreement, management agreement, or any employment agreement, and a correct and complete copy of each agreement listed in Schedule 3.8 has been made available to Agent.
                                 ------------
As of the date hereof, there is no organizing activity involving Borrower pending or, to Borrower's knowledge, threatened by any labor union or group of employees. Except as set forth in Schedule 3.14, there are no representation
                                   -------------
proceedings pending or, to Borrower's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower has made a pending demand for recognition, and there are no complaints or charges against Borrower pending or, to Borrower's knowledge, threatened to be filed with any Federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower of any individual, which could reasonably be expected to have a Material Adverse Effect.

       3.9  Ventures and Subsidiaries; Outstanding Stock and Indebtedness.
            -------------------------------------------------------------
Except as set forth in Schedule 3.9, Borrower has no Subsidiaries and is not
                       ------------
engaged in any joint venture or partnership with any other Person.  Schedule 3.9
                                                                    ------------
lists the number of authorized, and issued and outstanding Stock of Borrower. Except as set forth in Schedule 3.9, there are no outstanding rights to purchase
                       ------------
options, warrants or similar rights or agreements pursuant to which Borrower may be required to issue, sell or purchase any Stock or other equity security.
Schedule 6.3 lists all Indebtedness in excess of $100,000 of Borrower as of the
------------
Closing Date.

       3.10 Government Regulation.  Borrower: (a) is not an "investment company"
            ---------------------
or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended; and (b) is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other Federal or state statute that restricts or limits Borrower's ability to incur Indebtedness, pledge its assets, or to perform its obligations hereunder, or under any other Loan Document, and the making of the Revolving Credit Advances and the incurrence of the Letter of Credit Obligations, in each case by Lenders, the application of the proceeds and repayment thereof by Borrower, and the consummation of the transactions contemplated by this Agreement and the other Loan Documents, will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

       3.11 Margin Regulations.  Borrower is not engaged in the business of
            ------------------
extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of the any Revolving Credit

Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Borrower will not take or permit to be taken any action which might cause any Loan Document or any document or instrument delivered pursuant hereto or thereto to violate any regulation of the Board of Governors of the Federal Reserve Board.

       3.12 Taxes.  All Federal, state, local and foreign tax returns, reports
            -----
and statements, including information returns required to be filed by Borrower, have been filed with the appropriate Governmental Authority and all Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Borrower has paid when due and payable all material Charges required to be paid by it. Proper and accurate amounts have been withheld by Borrower from its employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 3.12 sets
                                                              -------------
forth those taxable years for which any of the tax returns of Borrower are currently being audited by the IRS or any other applicable Governmental Authority; and any assessments or threatened assessments in connection with such audit or otherwise currently outstanding. Except as described in Schedule 3.12,
                                                                  -------------
Borrower has not executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. None of the property owned by Borrower is property which is required to treat as being owned by any other Person pursuant to the provisions of IRC Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of IRC Section 168(h). Borrower has not agreed or been requested to make any adjustment under IRC Section 481(a) or IRC Section 482 by reason of a change in accounting method or otherwise. Borrower has no obligation under any written tax sharing agreement except as described in
Schedule 3.12.  Borrower's federal employer identification number is set forth
-------------
in Schedule 3.12.
   -------------

       3.13 ERISA.
            -----

          (a) Schedule 3.13 lists all Title IV Plans, Multiemployer Plans and
              -------------
Retiree Welfare Plans maintained or contributed to by Borrower or by any ERISA Affiliate of Borrower, and separately identifies such plans as either Title IV Plans, Multiemployer Plans, multiple employer plans subject to Section 4064 of ERISA or Retiree Welfare Plans. To the knowledge of Borrower: (i) all Qualified Plans of Borrower or any ERISA

Affiliate of Borrower are the subject of current favorable determination letters received from the IRS under Section 401(a) of the IRC considering the effects on such Qualified Plans of the Tax Reform Act of 1986 and all later tax enactments through the Omnibus Reconciliation Act of 1993 ("OBRA 93")(except that
                                                 -------
compliance with the Unemployment Compensation Amendments of 1992 or/and OBRA 93 may be demonstrated alternatively by the timely verbatim adoption of appropriate IRS model amendments), or the appropriate Person has timely filed (or, in the case of any Qualified Plan with a plan year ending October 31, November 30 or December 31, the appropriate Person either has timely filed or will timely file such application) an application with the IRS for such a letter, all such Qualified Plans have been or shall be amended, including retroactive amendments, as required during such determination letter process to maintain the qualified status of such Plans, and, to the best of Borrower's knowledge, all such Qualified Plans have been operated in all material respects in compliance with their written terms and the provisions of applicable law; and (ii) the trusts created under each Qualified Plan are exempt from tax under the provisions of IRC Section 501(a) and nothing has occurred which would cause the loss of qualification of any Qualified Plan or tax-exempt status of any such trust. To the knowledge of Borrower, each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the filing of all reports required under the IRC or ERISA which are true and correct as of the date filed, and all required contributions and benefits have been paid in accordance with the provisions of each such Plan. Neither Borrower nor any ERISA Affiliate of Borrower has failed to make any contribution or pay any amount required by IRC Section 412 or Section 302 of ERISA. The present value of the liabilities under all unfunded Pension Plans of Borrower and its ERISA Affiliates does not exceed the aggregate amount of $500,000. Neither Borrower nor any ERISA Affiliate has engaged in a prohibited transaction, as defined in IRC Section 4975 or Section 406 of ERISA, in connection with any Plan which would subject Borrower or any ERISA Affiliate to a material tax on prohibited transactions imposed by IRC Section 4975 or any other material liability.

          (b) Except as set forth in Schedule 3.13:  (i) no Title IV Plan has
                                     -------------
any material Unfunded Pension Liability; (ii) neither Borrower nor any ERISA Affiliate of Borrower nor Borrower and its ERISA Affiliates in the aggregate, have, or upon the occurrence of any reasonably possible events, would have any material liability to any Multiemployer Plan or Retiree Welfare Plan which is not otherwise fully disclosed as or in a line item in the audited financial statements of Borrower or any ERISA Affiliate; (iii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur which has or can be expected to result in any material liability to Borrower; (iv) there are no pending, or to the knowledge of Borrower, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary (within the meaning of Section 3(21)(A) of ERISA) with respect to any Plan or (z) Borrower or any ERISA Affiliate with respect to any Plan; (v) neither Borrower nor any ERISA Affiliate of Borrower has incurred or reasonably expects to incur any Withdrawal Liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan; (vi) within the last five (5) years neither Borrower nor any ERISA Affiliate of Borrower has engaged in a transaction which resulted in a Title IV Plan with Unfunded Pension Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity; (vii) no Plan which is a Retiree Welfare Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by IRC Section 4980B and at the sole expense of the participant or the beneficiary of the participant);
(viii) Borrower and each ERISA Affiliate of Borrower have complied in all material respects with the notice and continuation coverage requirements of IRC
Section 4980B and the proposed or final regulations thereunder; and (ix) the aggregate benefit liabilities under all Plans of Borrower and its ERISA Affiliates that has been funded or satisfied with insurance contracts rated below AAA by Standard & Poor's Corporation, or below the equivalent rating by any other nationally recognized rating agency, does not exceed $500,000.

       3.14 No Litigation.  Except as set forth in Schedule 3.14, no action,
            -------------                          -------------
claim or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any Federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators (a) which challenges any such Person's right, power, or competence to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) which could reasonably be expected to result in a Material Adverse Effect. To the knowledge of Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings. Except as set forth in Schedule 3.14, Borrower is not a party to any consent decree.
         -------------

       3.15 Brokers.  No broker or finder acting on behalf of Borrower brought
            -------
about the obtaining, making or closing of the credit extended pursuant to this Agreement or the transactions contemplated by the Loan Documents and Borrower does not have any obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

       3.16 Patents, Trademarks, Copyrights and Licenses.  Except as otherwise
            --------------------------------------------
set forth in Schedule 3.16, Borrower owns or has
             -------------
valid licenses for all patents, patent applications, copyrights, service marks, trademarks, trademark applications and trade names which are necessary to continue to conduct its business as heretofore conducted by it, now conducted by it and proposed to be conducted by it, each of which is listed (with respect to copyrights, those that are registered only), together with United States Patent and Trademark Office application or registration numbers, where applicable, in
Schedule 3.16.  Schedule 3.16 lists each Material Franchise Agreement of
-------------   -------------
Borrower as of the Closing Date and will be updated by Borrower to reflect promptly any change therein. Borrower conducts business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, except where such infringement or claim of infringement would not have or result in a Material Adverse Effect. Except as set forth in Schedule 3.16,
                                                                -------------
to Borrower's knowledge, there is no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of Borrower.

       3.17 Full Disclosure.  No information contained in this Agreement, the
            ---------------
other Loan Documents, the Financials or any written statement furnished by or on behalf of any Loan Party pursuant to the terms of this Agreement or any other Loan Document, which has previously been delivered to Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. With respect to all business plans and other forecasts and projections (including the Projections) furnished by or on behalf of Borrower and made available to Agent or any Lender relating to the financial condition, operations, business, properties or prospects of Borrower or any Subsidiary thereof (a) all facts stated as such therein are true and complete in all material respects, (b) all facts upon which the forecasts or projections therein contained are based are true and complete in all material respects and no material fact known to Borrower was omitted therefrom, (c) all assumptions made on that basis are reasonable under the circumstances and are disclosed therein, and (d) the forecasts or projections are reasonably based on those facts and assumptions. With respect to any such forecasts or projections made available to Agent or any Lender after the Closing Date, the foregoing clauses (a) through (d) shall be true and correct in all respects as of the date of such projections or forecasts.

       3.18 Hazardous Materials.  Except (a) as set forth in Schedule 3.18, (b)
            -------------------                              -------------
in connection with routine operations in the ordinary course of business in compliance with Environmental Laws or with applicable permits issued by a Governmental Authority, or (c) where the presence of any Hazardous Material could not reasonably be expected to result in a Material Adverse Effect, the Subject Property is free of any Hazardous Material. In addition, Schedule 3.18 discloses any and all existing or potential
          -------------
Environmental Liabilities and Costs of Borrower of which Borrower, after due inquiry, has knowledge, which could reasonably be expected to constitute or result in a Material Adverse Effect. Except as set forth in Schedule 3.18,
                                                             -------------
Borrower has not caused or suffered to occur any Release at, under, above or within any Subject Property, which Release could reasonably be expected to constitute or result in a Material Adverse Effect. None of the Loan Parties is involved in operations which could reasonably be expected to lead to the imposition of any liability or Lien on it or any of the Subject Property under any Environmental Laws, which liability or Lien could reasonably be expected to constitute or result in a Material Adverse Effect, and Borrower has not permitted any tenant or occupant of such premises to engage in any such activity.

       3.19 Insurance Policies.  Schedule 3.19 lists all insurance of any nature
            ------------------   -------------
maintained for current occurrences by Borrower, as well as a summary of the terms of such insurance. Such insurance complies with and shall at all times comply with the standards set forth in Annex F.
                                       -------

       3.20 Deposit and Disbursement Accounts.  Schedule 3.20 lists all banks
            ---------------------------------   -------------
and other financial institutions at which Borrower maintains deposits and/or other accounts and/or post office lock boxes, including the Disbursement Accounts, the Concentration Account and the Lock Box Accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.


4.     FINANCIAL STATEMENTS AND INFORMATION

       4.1  Reports and Notices.  Borrower covenants and agrees that from and
            -------------------
after the Closing Date and until the Termination Date, it shall deliver to Agent and each Lender the Financial Statements, Projections and notices at the times and in the manner set forth in Annex E.
                               -------

       4.2  Communication with Accountants.  Borrower (for itself and each
            ------------------------------
Subsidiary thereof) authorizes Agent and each Lender to communicate directly with its and its Subsidiaries' independent certified public accountants and tax advisors and authorizes those accountants to disclose to Agent and each Lender any and all financial statements and other supporting financial documents and schedules, including copies of any management letter, with respect to the business, financial condition and other affairs of Borrower and each Subsidiary thereof. Borrower shall deliver to Agent a letter (the "Accountant's Letter")
                                                         -------------------
addressed to such accountants and tax advisors instructing them to make available to Agent and Lenders such information and records as Agent and Lenders may reasonably request and to otherwise comply with the provisions of this
Section 4 and authorizing Agent and Lenders to
---------
rely on the certified Financials prepared by such accountants, and shall use its reasonable efforts to have such letter acknowledged by such accountants. Such letter shall be delivered (a) at or before the Closing Date, (b) prior to such accountant's commencement of an audit for each Fiscal Year ending after the Closing Date, and (c) promptly upon Borrower's engagement of new accountants and tax advisors.


5.     AFFIRMATIVE COVENANTS

       Borrower covenants and agrees (for itself and its Subsidiaries) that, unless Required Lenders shall otherwise consent in writing, from and after the date hereof and until the Termination Date:

       5.1  Maintenance of Existence and Conduct of Business.  Borrower shall
            ------------------------------------------------
(and shall cause each of its Subsidiaries to): (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises, where the failure to do so would have a Material Adverse Effect; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its Intellectual Property, and preserve all the remainder of its property, in each case in use or useful in the conduct of its business and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with Borrower's past practices, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; (d) keep and maintain its Equipment and Fixtures in good operating condition sufficient for the continuation of its business conducted on a basis consistent with past practices and shall provide or arrange for all maintenance and service and all repairs necessary for such purpose; and (e) transact business only under the names set forth in Schedule 3.2 unless Agent has given
                                           ------------
its prior written consent.

       5.2  Payment of Charges and Claims.  Borrower shall pay and discharge, or
            -----------------------------
cause to be paid and discharged in accordance with the terms thereof, (a) all Charges imposed upon it or any Subsidiary of Borrower or its or their income and profits, or any of its property (real, personal or mixed), and (b) all lawful claims for labor, materials, supplies and services or otherwise, which if unpaid might by law become a Lien on its property; provided, that Borrower or any such
                                            --------
Subsidiary shall not be required to pay any such Charge or claim which is being contested in good faith by proper legal actions or proceedings, so long as at the time of commencement of any such action or proceeding and during the pendency thereof: (i) no Default shall have occurred and be continuing; (ii) adequate reserves with respect thereto are established and are maintained in accordance with GAAP;

(iii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence; (iv) none of the Collateral would be subject to forfeiture or loss or any Lien by reason of the institution or prosecution of such contest; (v) no Lien shall be imposed to secure payment of such Charges or claims other than inchoate tax Liens; and
(vi) Borrower shall promptly pay or discharge such contested Charges and all additional charges, interest penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower.

       5.3  Books and Records.  Borrower shall (and shall cause each Subsidiary
            -----------------
to) keep adequate records and books of account with respect to its business activities, in which proper entries, reflecting all of its consolidated and consolidating financial transactions, are made in accordance with GAAP and on a basis consistent with the Financials.

       5.4  Litigation.  Borrower shall notify Agent and each Lender in writing,
            ----------
promptly upon learning thereof, of any litigation, Claim or other action commenced or threatened against Borrower or any Subsidiary of Borrower, and of the institution against any such Person of any suit or administrative proceeding which (a) may involve an amount in excess of $250,000 individually or in a series of related matters or (b) could reasonably be expected to have or result in a Material Adverse Effect.

       5.5  Insurance.
            ---------

          (a) Borrower shall, at its (or its Subsidiary's) sole cost and expense maintain or cause to be maintained, the policies of insurance in such amounts and as otherwise described in Annex F. Borrower shall notify Agent promptly of
                              -------
any occurrence causing a material loss or decline in value of any real or personal property and the estimated (or actual, if available) amount of such loss or decline, except as specified otherwise in Annex F. Borrower hereby
                                                  -------
directs all present and future insurers under its "All Risk" policies of insurance to pay all proceeds payable thereunder directly to Agent on behalf of Lenders. Borrower shall have the right (and obligation) to make, settle and adjust all claims under its insurance policies; provided, that (i) in the event
                                                --------
Agent, in its sole discretion, determines that Borrower has not been diligent in such efforts, upon ten (10) Business Days prior notice (unless Agent determines, in its sole discretion, that a shorter notice period is required in order for its rights with respect to such claims not to be prejudiced), or (ii) upon the occurrence of an Event of Default, Agent shall have the right (but not the obligation) to make, settle and adjust on behalf of Borrower. Subject to the immediately preceding sentence, Borrower irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as Borrower's true and lawful agent and attorney in-fact for the purpose of making, settling and adjusting claims under the "All Risk" policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such "All Risk" policies of insurance, and for making all determinations and decisions with respect to such "All Risk" policies of insurance. In the event Borrower at any time or times hereafter shall fail to obtain or maintain (or fail to cause to be obtained or maintained) any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, Agent or Lenders, without waiving or releasing any Obligations or Default or Event of Default hereunder, may at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Agent or Lenders deem advisable. All sums so disbursed, including attorneys' fees, court costs and other charges related thereto, shall be payable, on demand, by Borrower to Agent on behalf of Lenders and shall be additional Obligations hereunder secured by the Collateral, provided, that if and to the extent Borrower fails to promptly pay any of such sums upon Agent's demand therefor, Agent is authorized to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of Borrower for payment thereof.

          (b) Agent and Required Lenders reserve the right at any time, upon review of Borrower's risk profile, to require additional forms and limits of insurance to, in Agent's or Required Lenders' sole opinion, adequately protect the interests of Agent and Lenders. Agent and each Lender acknowledge that, based upon the evidence of insurance coverage presented to Agent and upon Borrower's existing business, locations and operations as of the Closing Date, Borrower's insurance coverage in effect on the Closing Date is satisfactory in accordance with this Section. Borrower shall, if so requested by Agent, deliver to Agent, at such time as Agent may reasonably request, a report of a reputable insurance broker satisfactory to Agent with respect to its insurance policies.

          (c) Borrower shall deliver to Agent endorsements to all of its and its Subsidiaries' (i) "All Risk" and business interruption insurance naming Agent on behalf of Lenders as loss payee, and (ii) general liability and other liability policies naming Agent and each Lender as additional insureds.

       5.6  Compliance with Laws.    Borrower shall (and shall cause each of its
            --------------------
Subsidiaries to) comply in all material respects with all Federal, state and local laws, permits and regulations applicable to it, including those relating to licensing, ERISA and labor matters.

       5.7  Agreements.  Borrower shall (and shall cause each of its
            ----------
Subsidiaries to) perform, within all required time periods

(after giving effect to any applicable grace periods), all of its obligations and enforce all of its rights under each agreement, contract, instrument or other document to which it is a party, including each Material Franchise Agreement, any leases and customer contracts to which it is a party, where the failure to so perform and enforce could have or result in a Material Adverse Effect. Borrower shall not (and shall not permit any of its Subsidiaries to) terminate or modify any provision of any agreement, contract, instrument or other document (including each Material Franchise Agreement) to which it is a party which termination or modification could reasonably be expected to have or result in a Material Adverse Effect. Borrower shall (and shall cause each of its Subsidiaries to) perform and comply with all obligations in respect of Accounts, Chattel Paper, Contracts, Licenses, Instruments, Documents and all other agreements constituting or giving rise to Collateral. Except as provided below, Borrower shall not, without Agent's prior written consent, with respect to any of the Accounts, Chattel Paper, Instruments or amounts due under any
Contract: (a) grant any extension of the time of payment of any thereof; (b) compromise or settle the same for less than the full amount thereof; (c) release, in whole or in part, any Person liable for the payment thereof; or (d) allow any credit or discount whatsoever thereon other than trade discounts granted in the ordinary course of business of Borrower; provided, that Borrower
                                                        --------
may take any of the actions set forth in clauses (a) through (d) above to the extent that the amount affected by any one such action does not exceed $50,000.

       5.8  Supplemental Disclosure.  From time to time as may be necessary,
            -----------------------
Borrower may, or at the request of Agent or any Lender, Borrower shall supplement (or cause to be supplemented) each Schedule hereto, or representation herein or in any other Loan Document with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such Schedule or as an exception to such representation or which is necessary to correct any information in such Schedule or representation which has been rendered inaccurate thereby; provided, that such supplement to such Schedule or
                    --------
representation shall not be deemed an amendment thereof unless expressly consented to in writing by Agent, or (a) with respect to amendments to Schedule
                                                                       --------
3.2, Borrower has provided Agent with not less than thirty (30) days prior
---
written notice and Borrower has executed and delivered to Agent all documents requested by Agent to maintain the perfection and priority of Agent's Liens on the Collateral, and (b) with respect to amendments to Schedule 3.19 or Schedule
                                                      -------------    --------
3.20, Borrower has provided Agent with not less than thirty (30) days prior
----
written notice, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by Lenders of any Default disclosed therein. Borrower shall, if so requested by Agent or Required Lenders, furnish to Agent and Lenders as often as they reasonably request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Agent or Required Lenders may reasonably request, all in reasonable detail, and, Borrower shall advise Agent and Lenders promptly, in reasonable detail, of any of the following of which Borrower becomes aware: (a) any Lien, other than as permitted pursuant to Section 6.7,
                                                                  -----------
attaching to or asserted against any of the Collateral; (b) any material deterioration in the Collateral; (c) any cancellation, termination, non-renewal, default or other material occurrence with respect to a Material Franchise Agreement; (d) any change in the list of Material Franchise Agreements; and (e) the occurrence of any other event which would have a Material Adverse Effect upon the Collateral and/or Agent's Lien thereon.

       5.9  Environmental Matters.  Borrower shall (a) comply with the
            ---------------------
Environmental Laws and permits applicable to it, except where such noncompliance could not have a Material Adverse Effect, (b) notify Agent and each Lender promptly after Borrower becomes aware of any Release upon any Subject Property that results in a reporting obligation to any Governmental Authority, and (c) promptly advise Agent of any material oral communication received by any Loan Party in connection with, and forward to Agent and each Lender a copy of any written order, notice, permit, application, or other material communication or report received by any Loan Party in connection with, any such Release or any other material matter relating to any Environmental Laws that may affect any Subject Property or any Loan Party. The provisions of this Section 5.9 shall
                                                            -----------
apply whether or not the Environmental Protection Agency, any other Federal agency or any state or local environmental agency has taken or threatened any action in connection with any Release or the presence of any Hazardous Materials.

       5.10 Landlord's Agreements.  Borrower shall use its best efforts,
            ---------------------
consistent with sound business judgment, to obtain a landlord's agreement in form and substance acceptable to Agent from the lessor of any present or future leased premises of Borrower.

       5.11 Certain Obligations Respecting Subsidiaries.  Borrower will, and
            -------------------------------------------
will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that each of its Subsidiaries is a wholly owned Subsidiary. Borrower will not permit any of its Subsidiaries to enter into, after the date of this Agreement, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends or other Restricted Payments, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of any property or assets.

       5.12 Application of Proceeds.  Borrower shall use the proceeds of
            -----------------------
Revolving Credit Advances as provided in Section 1.3.
                                         -----------

       5.13  Fiscal Year.  Borrower shall, and shall cause each Subsidiary to,
             -----------
maintain as its Fiscal Year the twelve month period ending on December 31 of each year.

       5.14 Casualty and Condemnation.
            -------------------------

          (a) Borrower shall promptly notify Agent of any loss, damage, or destruction to any Collateral or any real property owned by Borrower whether or not constituting Collateral (collectively, "Property") or arising from its use,
                                            --------
whether or not covered by insurance.  Subject to the provisions of Section 5.5,
                                                                   -----------
Agent on behalf of Lenders is hereby authorized to adjust losses and collect all insurance proceeds directly. If, notwithstanding the provisions hereof which require that Agent be the sole loss payee, a check or other instrument from an insurer is made payable to Borrower or Borrower and Agent jointly, Agent may endorse Borrower's name thereon and take such other action as Agent may elect to obtain the proceeds thereof. After deducting from such proceeds the expenses, if any, incurred by Agent in the collection or handling thereof, if such net proceeds do not arise from a loss, damage or destruction to any Collateral, and involve less than $1,000,000, Borrower may use such net proceeds to repair or replace such property. In all other cases, Agent may apply such proceeds to the reduction of the Obligations in the manner set forth in Section 1.11 or, at
                                                        ------------
Agent's option in its sole discretion, exercised in good faith, may permit or require Borrower to use such proceeds, or any part thereof, to replace, repair or restore such Property as provided in paragraph (d) below.

          (b) Borrower shall promptly upon learning of the institution of any proceeding for the condemnation or other taking of any of its Property, notify Agent of the pendency of such proceeding, and agrees that Agent may participate in any such proceeding and Borrower from time to time will deliver to Agent all instruments reasonably requested by Agent to permit such participation. Agent shall (and is hereby authorized to) collect any and all awards, payments or other proceeds of any such condemnation or taking and apply such proceeds to the reduction of the Obligations in the manner set forth in Section 1.11 or, at
                                                        ------------
Agent's option in its sole discretion, may permit or require Borrower to use such proceeds, or any part thereof, to replace, repair or restore such Property as provided in paragraph (d) below.

          (c) Subject to the terms and conditions hereof (including Section
                                                                    -------
2.2), after any application of the proceeds of any loss or taking of Borrower's
---
Property to the reduction of the Obligations pursuant to paragraphs (a) and (b) above, Borrower may borrow Revolving Credit Advances for the purpose of replacing, repairing or restoring any Property subject to such loss or taking in accordance with paragraph (d) below.

          (d) Any Property which is to be replaced, repaired or restored pursuant to paragraph (a), (b) or (c) above shall be replaced, repaired or restored with materials and workmanship of substantially as good a quality as existed before such loss or taking, and Borrower shall commence such replacement, repair or restoration as soon as practicable and proceed diligently with it until completion to Agent's reasonable satisfaction. Borrower shall provide to Agent written progress reports, other information and evidence of its compliance with the foregoing.


6.     NEGATIVE COVENANTS

       Borrower covenants and agrees (for itself and its Subsidiaries) that, without Required Lenders' prior written consent, from and after the date hereof and until the Termination Date:

       6.1  Mergers, Subsidiaries, Etc.  Borrower shall not (and shall not
            ---------------------------
permit any of its Subsidiaries to), directly or indirectly, by operation of law or otherwise, merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person or form or acquire any Subsidiary. Prior to forming any Subsidiary, Borrower shall (a) provide not less than thirty (30) days prior written notice to Agent and each Lender, (b) take all actions requested by Agent to protect and preserve the Collateral, and (c) receive the prior written consent of Required Lenders. Borrower shall not permit any of its Subsidiaries to engage in any business operations or acquire any assets or property.

       6.2  Investments.  Borrower shall not (and shall not permit any of its
            -----------
Subsidiaries to), directly or indirectly, make or maintain any Investment except: (a) as otherwise permitted by Section 6.3 or 6.4; (b) Investments
                                      ------------------
outstanding on the date hereof and listed in Schedule 6.2; (c) Investments in
                                             ------------
Dollars and Cash Equivalents to the extent needed to finance local operations (provided such Investments are in deposits in one or more of the Disbursement Accounts and such deposits do not exceed $250,000 in the aggregate for all such accounts); (d) Investments by Borrower in trade and franchise receivables owing to it in the ordinary course of business; (e) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; (f) negotiable instruments endorsed for collection in the ordinary course of business; and (g) Investments received by Borrower upon the sale or disposition of assets otherwise permitted pursuant to Section 6.8.
            -----------

       6.3  Indebtedness.  Borrower shall not (and shall not permit any of its
            ------------
Subsidiaries to) create, incur, assume or permit to exist any Indebtedness, except: (a) the Obligations; (b) Deferred Taxes; (c) Capital Lease Obligations existing as of the Closing

Date; (d) Capital Lease Obligations (other than as described in clasue (c)) and Indebtedness secured by Liens permitted under clause (d) of Section 6.7 in a
                                                            -----------
maximum aggregate amount outstanding at any time not to exceed $1,000,000; (e) the Existing Term Loan; and (f) other Indebtedness in the aggregate amount outstanding not to exceed $500,000 at any time.

       6.4  Affiliate and Employee Loans and Transactions; Employment
            ---------------------------------------------------------
Agreements. Except as otherwise expressly permitted hereunder, Borrower shall not (and shall not permit any of its Subsidiaries to) enter into any lending, borrowing or other commercial transaction with any of its Subsidiaries, Affiliates, officers, directors or employees, including payment of any management, consulting, advisory or similar fee, other than on terms and conditions as favorable to such Person as would be obtainable by such Person at the time in a comparable arm's-length transaction with a Person other than an Affiliate or a Subsidiary; provided, that the foregoing shall not prohibit any
                           --------
of the following: (a) loans by Borrower to its officers, directors and employees in a maximum aggregate principal amount outstanding at any time for all officers, directors and employees of $50,000; (b) payment by Borrower and its Subsidiaries of reasonable compensation to their respective management employees as approved by their respective boards of directors; and (c) purchases by Borrower and its Subsidiaries from their respective Subsidiaries and Affiliates of raw materials to be used in their respective businesses, so long as such purchases are on terms and conditions as favorable to the purchaser as would be obtained by such Person in a comparable arm's length transaction with a Person other than an Affiliate or Subsidiary. Set forth in Schedule 6.4 is a list of
                                                     ------------
all such lending, borrowing or other commercial transactions existing or outstanding as of the Closing Date.

       6.5  Capital Structure and Business.  Except as permitted under Section
            ------------------------------                             -------
5.1, Borrower shall not (and shall not permit any of its Subsidiaries to): (a)
---
make any changes in its business objectives, purposes, or operations which could in any way adversely affect the repayment of the Obligations or have or result in a Material Adverse Effect; (b) make any change in its capital structure as described in Schedule 3.9 and Schedule 6.3 (including the issuance or
             ------------     ------------
recapitalization of any shares of Stock or other securities convertible into Stock or any revision of the terms of its outstanding Stock); (c) amend its certificate of incorporation, charter, by-laws or other organizational documents; or (d) substantially alter the scope or character of their business; provided, that Borrower may enter into a business substantially similar to the
--------
business currently engaged in by such Person.

       6.6  Guaranteed Indebtedness.  Borrower shall not (and shall not permit
            -----------------------
any of its Subsidiaries to) incur any Guaranteed Indebtedness except: (a) by endorsement of instruments or items of payment for deposit to the general account of such Person;

(b) for Guaranteed Indebtedness incurred for the benefit of Borrower if the primary obligation is permitted by this Agreement for Borrower to incur (and such Guaranteed Indebtedness shall be treated as a primary obligation for all purposes hereof); (c) for performance bonds or indemnities entered into in the ordinary course of business consistent with past practices; (d) for Guaranteed Indebtedness in favor of General Electric Capital Corporation of Puerto Rico, Inc. arising under that certain Continuing Guaranty dated as of February 1, 1994; and (e) other Guaranteed Indebtedness in a maximum aggregate amount not exceeding $150,000 at any time. Borrower expressly acknowledges that the Guaranteed Indebtedness described in clause (e) above shall survive the discharge of the Chapter 11 Cases.

       6.7  Liens.  Borrower shall not (and shall not permit any of its
            -----
Subsidiaries to) create or permit to exist any Lien on any of its properties or assets except for: (a) presently existing or hereafter created Liens in favor of Agent or Lenders to secure the Obligations or the obligations of any Guarantor under any Guaranty; (b) Liens set forth in Schedule 6.7 existing on the Closing
                                           ------------
Date; (c) Permitted Encumbrances; (d) purchase money liens or purchase money security interests upon or in Equipment acquired by Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such Equipment or to secure Indebtedness or Capital Lease Obligations permitted under Section 6.3 incurred solely for the purpose of financing the acquisition
      -----------
of such Equipment and any costs related thereto, so long as such Equipment is not a component, part or accessory installed on, or an accession, addition or attachment to, any other Equipment or other property of Borrower or any Subsidiary thereof (except other Equipment on which a security interest exists under this clause); (e) Liens securing Indebtedness not exceeding $100,000 in the aggregate at any time; (f) Liens against Equipment arising from the filing of UCC financing statements with respect to lease transactions permitted by the terms of this Agreement; (g) Liens securing the Existing Term Loan; and (h) extensions, renewals and replacements of Liens referred to in clauses (b), (d),
(e) and (f) above, provided that any such extension, renewal or replacement Lien is limited to the property or assets covered by the Lien extended, renewed or replaced and does not secure Indebtedness in an amount greater than the amount of the outstanding Indebtedness secured thereby immediately prior to such extension, renewal or replacement. Notwithstanding the generality of the foregoing, in no event shall any Lien on Accounts or Inventory be permitted other than Liens in favor of Agent or Lenders and other Permitted Encumbrances.

       6.8  Sale of Assets.  Borrower shall not (and shall not permit any of its
            --------------
Subsidiaries to) sell, transfer, convey, assign or otherwise dispose of any of its assets or properties, including any Collateral; provided, that the foregoing
                                                    --------
shall not prohibit any of the following: (a) the sale of Inventory in the ordinary course of business; (b) the exchange of property or assets other than Collateral for new assets so long as the incremental cost (if any) of such new property or assets in excess of the fair market value of the assets so exchanged is a Capital Expenditure permitted pursuant to Annex H; (c)
                                                                   -------
the licensing or sublicensing by Borrower or its Subsidiaries of Intellectual Property in the ordinary course of business; (d) the sale or disposition by Borrower of Collateral consisting of Equipment or Fixtures provided that (i) the amount of gross consideration (prior to the deduction of any items taken into account in determining the Net Proceeds of such sale or disposition) received in cash is equal to at least one hundred percent (100%) of the fair market value of such property or assets; (e) the disposition of (i) damaged Collateral to the extent required by insurance or (ii) other damaged property or assets giving rise to an insurance claim pursuant to reasonable prudent business practices; and (f) other sales or dispositions of property not constituting Collateral and having an aggregate fair market value not exceeding $150,000 for all such sales or dispositions in any Fiscal Year.

       6.9  ERISA  Neither Borrower nor any ERISA Affiliate shall acquire any
            -----
new ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an "accumulated funding deficiency," as defined in
Section 302 of ERISA, or any "unfunded vested benefits," as defined in Section 4006(a)(3)(E)(iii) of ERISA. Additionally, neither Borrower nor any ERISA Affiliate shall: (a) establish any new Plan, or undertake any new obligation to contribute to any Plan if such establishment or undertaking could reasonably be expected to result in the creation of a material liability to Borrower or ERISA Affiliate of Borrower, or to Borrower and its ERISA Affiliates in the aggregate;
(b) permit or suffer any condition set forth in Section 3.13 to cease to be met
                                                ------------
and satisfied at any time which condition could result in a material liability to Borrower or any ERISA Affiliate of Borrower; (c) terminate any Pension Plan where such termination could reasonably be anticipated to result in a material liability to Borrower; (d) permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Plan; fail to make any contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent;
(e) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan which withdrawal could result in a material liability to Borrower or any ERISA Affiliate of Borrower; (f) at any time fail to provide Agent or any Lender within twenty-one (21) days with copies of any Plan documents or governmental reports or filings, if reasonably requested by Agent or any Lender.

       6.10 Financial Covenants.  Borrower shall not breach or fail to comply
            -------------------
with any of the financial covenants set forth in Annex H.
                                                 -------

       6.11 Hazardous Materials.  Except as set forth in Schedule 3.18,
            -------------------                          -------------
Borrower shall not and shall not permit any of its Subsidiaries or any other Person within the control of Borrower, to cause or permit a Release of Hazardous Material on, under, in or about any Subject Property if such Release either violates or gives rise to liability pursuant to any Environmental Laws, which violation or liability could in a reasonable worse case scenario constitute or result in a Material Adverse Effect.

       6.12 Sale-Leasebacks.  Borrower shall not (and shall not permit any of
            ---------------
its Subsidiaries to) engage in any sale-leaseback or similar transaction involving any of its property or assets.

       6.13 Cancellation of Indebtedness.  Except as permitted by Section 5.7,
            ----------------------------                          -----------
Borrower shall not (and shall not permit any of its Subsidiaries to) cancel any claim or Indebtedness owing to it, except for reasonable consideration and in the ordinary course of its business, or voluntarily prepay any Indebtedness (other than the Obligations).

       6.14 Restricted Payments.  Borrower shall not make any Restricted Payment
            -------------------
to any Person and Borrower shall not permit any Subsidiary to make any Restricted Payment other than (a) payments to Borrower and (b) payments otherwise permitted under Section 6.4.
                          -----------

       6.15 Real Property Leases.  Borrower shall not (and shall not permit any
            --------------------
of its Subsidiaries to) enter into or renew (by amendment, modification or otherwise) any Lease, except to the extent the aggregate annual base rent of all of Borrower's Leases does not, in any Fiscal Year, increase by more than $150,000 plus the aggregate rent increase under all such Leases based upon any
         ----
index-rate or rent escalation clauses set forth therein.

       6.16 Bank Accounts.  Borrower shall not (and shall not permit any of its
            -------------
Subsidiaries to) maintain any deposit, operating or other bank accounts except for those accounts identified in Schedule 3.20.
                                 -------------

       6.17 No Speculative Transactions.  Borrower shall not (and shall not
            ---------------------------
permit any of its Subsidiaries to) engage in any speculative transaction or any transaction involving commodity options or futures contracts (other than in the ordinary course of business consistent with past practice and interest rate swap, cap or collar agreements relating to the Revolving Credit Advances).

       6.18 Margin Regulations.  Borrower shall not use the proceeds of any
            ------------------
Revolving Credit Advance to purchase or carry any Margin Stock or any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

       6.19 Limitation on Negative Pledge Clauses.  Borrower shall not
            -------------------------------------
(and shall not permit any of its Subsidiaries to), directly or indirectly, enter into any agreement with any Person, other than the agreements with Agent or Lenders pursuant to a Loan Document, which prohibits or limits the ability of Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired; provided, that any Loan Party may agree to prohibitions
                    --------
against other Liens on specific property encumbered to secure payment of particular Indebtedness of such Person (which Indebtedness relates solely to such specific property).

       6.20 Accounting Changes.  Borrower shall not (and shall not permit any of
            ------------------
its Subsidiaries to) make, any significant change in accounting treatment and reporting practices except for changes concurred in by Borrower's independent public accountants.


7.     TERM

       7.1  Duration.  The financing arrangement contemplated hereby shall be in
            --------
effect until the Commitment Termination Date. On the Commitment Termination Date, the Revolving Credit Commitments shall terminate and the Revolving Credit Loan and all other then due and payable Obligations shall immediately become due and payable in full, in cash.

       7.2  Survival of Obligations.  Except as otherwise expressly provided for
            -----------------------
in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the Obligations, duties, indemnities, and liabilities of Borrower, or the rights of Agent or any Lender relating to any Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is not required until after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon any Loan Party, and all rights of Agent and each Lender, all as contained in the Loan Documents shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until the Termination Date; provided that the
                                                              --------
provisions set forth herein with respect to the payment of fees and expenses, confidentiality, indemnification, consequential and punitive damages, governing law, consent to jurisdiction and venue, and the jury trial waiver shall remain in effect after the Termination Date.

8.     EVENTS OF DEFAULT; RIGHTS AND REMEDIES

       8.1  Events of Default.  The occurrence of any one or more of the
            -----------------
following events (regardless of the reason therefor) shall constitute an "Event
                                                                          -----
of Default" hereunder:
----------

          (a) Borrower shall fail to make any payment in respect of any Obligations hereunder or under any of the other Loan Documents when due and payable or declared due and payable, including any payment of principal of, or interest on, the Revolving Credit Loan and, in the case of any interest payment, such failure is not cured within two (2) Business Days after the due date thereof.

          (b) Borrower shall fail or neglect to perform, keep or observe any of the provisions of Section 1.8, Section 4.1, or Section 6, including any of the
                  -----------  -----------     ---------
provisions set forth in Annex B, Annex E, or Annex H.
                        -------  -------     -------

          (c) Borrower shall fail or neglect to perform, keep or observe any term or provision of this Agreement (other than any such term or provision referred to in paragraph (a) or (b) above) or of any of the other Loan Documents, and the same shall remain unremedied for ten (10) Business Days after
(i) Borrower shall receive written notice of any such failure from Agent or any Lender or (ii) fifteen (15) days after Borrower shall become aware thereof.

          (d) A default shall occur under any other agreement, document or instrument to which Borrower is a party or by which it or its property is bound, and such default (i) involves the failure to make any payment (whether of principal, interest or otherwise) due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Indebtedness of Borrower in an aggregate amount exceeding $250,000 or (ii) causes (or permits any holder of such Indebtedness or a trustee to cause) such Indebtedness, or a portion thereof in an aggregate amount exceeding $150,000, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

          (e) Any representation or warranty herein or in any Loan Document or in any written statement pursuant thereto or hereto, any report, financial statement or certificate made or delivered to Agent or any Lender by Borrower shall be untrue or incorrect in any material respect as of the date when made or deemed made (including those made or deemed made pursuant to Section 2.2).
                                                             -----------

          (f) Any of the assets of any Loan Party shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of such Loan Party and shall remain unstayed or undismissed for sixty
(60)
consecutive days; or any Person other than a Loan Party shall apply for the appointment of a receiver, trustee or custodian for any Loan Party's assets and such application or proceeding shall remain unstayed or undismissed for sixty
(60) consecutive days; or any Loan Party shall have concealed, removed or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any bankruptcy, fraudulent conveyance or other similar law.

          (g) A case or proceeding shall have been commenced against any Loan Party in a court having competent jurisdiction seeking a decree or order (i) under the Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Loan Party or of any substantial part of its properties, or (iii) ordering the winding up or liquidation of the affairs of any Loan Party and such case or proceeding shall remain undismissed or unstayed for sixty (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding.

          (h) Any Loan Party (i) shall file a petition seeking relief under the Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy or other similar law, (ii) shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any Loan Party or of any substantial part of any Loan Party's properties,
(iii) shall fail generally to pay its debts as such debts become due, or (iv) shall take any corporate action in furtherance of any such action.

          (i) Final judgment or judgments in a series of related matters (after the expiration of all times to appeal therefrom) for the payment of money in excess of $125,000 shall be rendered against any Loan Party, unless the same shall be (i) fully covered by insurance in accordance with Section 5.5, or (ii)
                                                           -----------
vacated, stayed, bonded, paid or discharged within a period of thirty (30) days from the date of such judgment.

          (j) Any provision of any Loan Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms or any Loan Party or other party thereto shall so state in writing; or any Lien created under any Collateral Document shall cease to be a valid and perfected Lien having the first priority, subject only to Permitted Encumbrances in any of the Collateral purported to be covered thereby.

          (k) There shall occur a Change of Control.

          (l) Any Material Franchise Agreement shall be either canceled, terminated or not renewed, or modified in any way which would have a Material Adverse Effect, or any Loan Party shall for any reason lose the benefit of any exclusivity provision under any Material Franchise Agreement.

          (m) An event or condition specified in Section 6.9 hereof shall occur
                                                 -----------
or exist and, as a result of such event or condition, Borrower or any ERISA Affiliate or Borrower or/and any ERISA Affiliates in the aggregate shall incur or in the opinion of Required Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) in excess of $500,000 in the aggregate.

          (n) The terms of the Plan of Reorganization shall have been amended, modified or supplemented without Agent's prior written consent.

          (o) The Confirmation Order shall have been revoked or modified in a manner adverse to Agent or any Lender's rights, remedies or interests in or to the Collateral or otherwise under this Agreement or the other Loan Documents, all as determined in Agent's sole discretion.

       8.2  Remedies.  If any Event of Default shall have occurred and be
            --------
continuing, the rate of interest applicable to the Revolving Credit Loan and the Letter of Credit Obligations may, at Required Lenders' sole discretion, be increased, effective as of the date of the occurrence of the Default giving rise to such Event of Default, to the Default Rate as provided in Section 1.5(c) and
                                                             --------------
paragraph 3 of Annex D.  If any Event of Default shall have occurred and be
               -------
continuing, Agent may, or if requested by Required Lenders, shall, without notice, take any one or more of the following actions: (a) suspend or terminate the Revolving Credit Commitments, whereupon Lenders' obligation to make further Revolving Credit Advances shall be suspended or terminate; (b) declare all or any portion of the Obligations to be forthwith due and payable, including any contingent liabilities with respect to Letter of Credit Obligations, whereupon such Obligations shall become and be due and payable; (c) require that all Letter of Credit Obligations be fully cash collateralized in accordance with the terms of Annex G; or (d) exercise any rights and remedies provided to Agent or
         -------
Lenders under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, that upon the occurrence of an Event of
                         --------
Default specified in Section 8.1(f), (g) or (h) the rate of interest applicable
                     --------------------------
to all Obligations shall be increased automatically to the Default Rate as provided in Section 1.5(c) and paragraph 3 of Annex D, and the Maximum Revolving
            --------------                    -------
Credit Commitment shall immediately terminate and the

Obligations shall become immediately due and payable, in each case, without declaration, notice or demand by or to any Person.

       8.3  Waivers by Borrower.  Except as otherwise provided for in this
            -------------------
Agreement and applicable law, to the full extent permitted by applicable law, Borrower waives (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Loan Documents, notes, commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent or any Lender on which Borrower may in any way be liable, and Borrower hereby ratifies and confirms whatever Agent or any Lender may do in this regard, (b) all rights to notice and a hearing prior to Agent's or Lenders' taking possession or control of, or to Agent's or Lenders' replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent or Lenders to exercise any of their remedies, and (c) the benefit of any right of redemption and all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions contemplated by this Agreement and the other Loan Documents.


9.     AGENT

       9.1  Appointment, Powers and Immunities.  Each Lender hereby irrevocably
            ----------------------------------
appoints and authorizes GE Capital to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent (which term as used in this sentence and in Section 9.5 and the first sentence of Section 9.6 hereof
                     -----------                           -----------
shall include reference to its affiliates and its own and its affiliates' officers, directors, employees and agents): (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender; (b) shall not be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Loan Party or any other Person to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; (d) shall not be responsible to Lenders for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. Agent may deem and treat the payee of any Revolving Credit Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with Agent.

       9.2  Reliance by Agent.  Agent shall be entitled to rely upon any
            -----------------
certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by Required Lenders or all of Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all Lenders.

       9.3  Defaults.  Agent shall not be deemed to have knowledge or notice of
            --------
the occurrence of a Default (other than the non-payment of principal of or interest on the Revolving Credit Loan or of Fees) unless Agent has received notice from a Lender or Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that Agent receives such a notice
             -----------------
of the occurrence of a Default, Agent shall give prompt notice thereof to Lenders (and shall give each Lender prompt notice of each such non-payment). Agent shall (subject to Section 9.7) take such action with respect to such
                        -----------
Default as shall be directed by Required Lenders; provided, that unless and
                                                  --------
until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of Required Lenders or all of Lenders as is required in such circumstance.

       9.4  Rights as a Lender.  In the event that GE Capital (or any successor
            ------------------
acting as Agent) shall become a Lender hereunder, with respect any Revolving Credit Commitment or Revolving Credit Advance, it shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. GE Capital (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of business with the Loan Parties (and any of their Subsidiaries or Affiliates) as if it were not acting as Agent, and GE Capital and its affiliates may accept fees and other consideration from the Loan Parties for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

       9.5  Indemnification.  Lenders agree to indemnify Agent (to the extent
            ---------------
not reimbursed by Borrower hereunder and without limiting the obligations of Borrower hereunder) ratably in accordance with the aggregate principal amount of the Revolving Credit Advances held, by Lenders (or, if no Revolving Credit Advances are at the time outstanding, ratably in accordance with their respective Revolving Credit Commitments), for any and all Claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Borrower is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that no
                                                               --------
Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified as determined by a final judgment of a court of competent jurisdiction.

       9.6  Non-Reliance on Agent and Other Lenders.  Each Lender agrees that it
            ---------------------------------------
has, independently and without reliance on Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. Agent shall not be required to keep itself informed as to the performance or observance by any Loan Party of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower or any of its Subsidiaries. Agent will use reasonable efforts to provide Lenders with any information received by Agent from Borrower which is required to be provided to Lenders hereunder, with any notice of a Default received by Agent from Borrower and with any notice of a Default delivered by Agent to Borrower; provided, that
                                                                 --------
Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Agent shall not have any duty or responsibility to provide any Lender with any other credit or other information concerning the affairs, financial condition or business of Borrower or any of its Subsidiaries (or any of their affiliates) that may come into the possession of Agent or any of its affiliates nor to update or correct any information previously given which becomes incorrect or which Agent learns is incorrect.

       9.7  Failure to Act.  Except for action expressly required of Agent
            --------------
hereunder and under the other Loan Documents, Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from Lenders of their indemnification obligations under Section 9.5 hereof against any and all
                                  -----------
liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

       9.8  Resignation of Agent.  Subject to the appointment and acceptance of
            --------------------
a successor Agent as provided below, Agent may resign at any time by giving notice thereof to Lenders and Borrower. Upon any such resignation Required Lenders shall have the right to appoint a successor Agent with Borrower's prior written consent, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, that shall be a financial institution with a combined capital and surplus or net worth of at least $200,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Section 9 shall continue in effect for its benefit in respect of any actions
---------
taken or omitted to be taken by it while it was acting as Agent.

       9.9  Consents under Loan Documents.  Except as otherwise provided in
            -----------------------------
Section 11.1 with respect to this Agreement, Agent may, with the prior consent
------------
of Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Loan Documents; provided, that without the prior
                                           --------
consent of each Lender, Agent shall not (except as provided herein or in the Collateral Documents) release any material portion of the Collateral or otherwise terminate any Lien under any Collateral Document with respect to any material portion of the Collateral, or agree to additional obligations being secured by such Collateral, except that no such consent shall be required, and Agent is hereby authorized and instructed, to release any Lien covering Collateral (a) which is the subject of a disposition permitted hereunder, (b) which secures Indebtedness to the extent permitted under Section 6.3, or (c) the value of which does not exceed $5,000,000 in any
      -----------
Fiscal Year.

  9.10 Collateral Matters.
       ------------------

       (a) Except as otherwise expressly provided for in this Agreement, Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Borrowing Base, or whether any particular reserves are appropriate, or that the Liens granted to Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Loan Documents, it being understood and agreed that (i) in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its sole discretion, given Agent's own interest in the Collateral as a Lender and (ii) that Agent shall have no duty or liability whatsoever to any other Lender, other than liability for its own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

       (b) Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in assets which, in accordance with Article 9 of the Code, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions.


10.    SUCCESSORS AND ASSIGNS

  10.1 Successors and Assigns.  This Agreement and the other Loan Documents
       ----------------------
shall be binding on and shall inure to the benefit of Borrower, Agent, Lenders, and their respective successors and assigns, except as otherwise provided herein or therein. Borrower may not assign, delegate, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the Loan Documents without the prior express written consent of Agent and all Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without such prior express written consent shall be void. The terms and provisions of this Agreement and the other

Loan Documents are for the purpose of defining the relative rights and obligations of Borrower, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

  10.2 Assignments and Participations.  Each Lender may resell (through
       ------------------------------
syndication, assignment or a participation) all or a portion of its rights and obligations under this Agreement (including all or a part of its Revolving Credit Advances, Revolving Credit Commitment and Revolving Credit Note), in minimum increments of $5,000,000, to any other Person.

       In the case of an assignment by any Lender under this Section 10.2, the
                                                             ------------
purchaser shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder; provided,
                                                                    --------
that each such assignment shall be of a constant, and not a varying, percentage of the selling Lender's rights and obligations under this Agreement. Upon execution by the assignor and the assignee of an instrument pursuant to which the assignee assumes such rights and obligations, payment by such assignee to such assignor of an amount equal to the purchase price agreed between such assignor and assignee and delivery to Agent and Borrower of an executed copy of such instrument together with payment to Agent of a processing fee of $2,500, such assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would have if it were a Lender hereunder and the assignor shall be, to the extent of such assignment (unless otherwise provided therein) released from its obligations under this Agreement. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender" hereunder and under the other Loan Documents. In all instances, each Lender's liability to make Revolving Credit Advances shall be several and not joint and shall be limited to such Lender's pro rata share thereof. Upon any such assignment, Borrower, at its own expense, shall execute and deliver to Agent in exchange for the surrendered Revolving Credit Note of the assignor Lender a new Revolving Credit Note to the order of the assignor Lender in an amount equal to the Revolving Credit Commitment assumed by such assignee Lender, and if the assignor Lender has retained a Revolving Credit Commitment hereunder a new Revolving Credit Note to the order of the assignor Lender in an amount equal to such retained Revolving Credit Commitment. Such new Revolving Credit Notes shall be dated the Closing Date and shall otherwise be in the form of the Revolving Credit Note replaced thereby. The Revolving Credit Notes surrendered to Agent shall be returned by Agent to Borrower marked "canceled".

       Each Lender may sell participations in all or any part of its Revolving Credit Advances and its Revolving Credit Commitment, to any other Person; provided, that (a) all amounts
--------
payable by Borrower hereunder shall be determined as if such Lender had not sold such participation and such Lender shall remain a "Lender" for all purposes under this Agreement, (b) any such grant of a participation will be made in compliance with all applicable state or Federal laws, rules, and regulations,
(c) any such participation shall be divided pro rata among the participating Lender's share of the Revolving Credit Loan, and (d) such Lender shall not grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or the Loan Documents, except to the extent such amendment or waiver would (i) extend the final maturity date for payment of the Revolving Credit Loan in which such participant is participating;
(ii) reduce the interest rate or the amount of principal or Fees applicable to the Revolving Credit Loan in which such participant is participating; or (iii) release all or substantially all of the Collateral, except as expressly provided herein. In those cases in which a Lender grants rights to its participants to approve any amendment to or waiver of this Agreement or the other Loan Documents respecting the matters described in the foregoing clauses (i) through (iii), the relevant participation agreements shall provide for a voting mechanism whereby a majority of the amount of the participating Lender's portion of the Revolving Credit Loan, as the case may be (irrespective of whether held by such Lender or participated), shall control the vote for all of such Lender's portion of the Revolving Credit Loan. In the case of any participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents entered into in connection herewith (the participant's right against such Lender in respect of such participation to be those set forth in the participation or other agreement executed by such Lender and the participant relating thereto) and all amounts payable to any Lender hereunder shall be determined as if such Lender had not sold such participation.

       Except as otherwise provided in this Section 10.2 no Lender shall, as
                                            ------------
between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Revolving Credit Loan or other Obligations owed to such Lender. Any Lender permitted to sell assignments and participations under this Section 10.2 may, subject to this Section 10.2,
                              ------------                      ------------
furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants).

       Borrower shall assist any Lender permitted to sell assignments or participations under this Section 10.2 in whatever manner reasonably necessary
                          ------------
in order to enable or effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be reasonably requested and the preparation and delivery of informational materials, appraisals or other documents for, and the participation of relevant management in meetings with, potential assignees or participants. Borrower shall certify the correctness, completeness and accuracy of all descriptions of Borrower and its affairs contained in any selling materials and all information provided by it and included in such materials or shall provide all necessary corrections thereto. No information shall be provided to any potential assignee or participant unless such potential assignee and participant has signed a confidentiality agreement substantially in the form of Exhibit F.
                                                       ---------


11.    MISCELLANEOUS

  11.1 Complete Agreement; Modification of Agreement.  This Agreement and the
       ---------------------------------------------
other Loan Documents constitute the complete agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, commitments, understandings or inducements (oral or written, expressed or implied), including the commitment letter dated June 7, 1996 and accepted by Seven-Up/RC on July 19, 1996. Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Required Lenders; provided, that no such change, waiver, discharge or
                            --------
termination shall, without the consent of each affected Lender and Agent, (a) extend the scheduled final maturity of the Revolving Credit Loan, or any portion thereof, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-Default increase in interest rates) thereon or Fees, or reduce the principal amount thereof, or increase the Revolving Credit Commitment of such Lender over the amount thereof then in effect (it being understood that a waiver of any Default shall not constitute a change in the terms of any Revolving Credit Commitment of any Lender), (b) release more than $5,000,000 in value of the Collateral (except as expressly permitted by the Loan Documents), (c) amend, modify or waive any provision of this Section, or Section 1.8, 9.5, 11.2 or 11.7, (d) reduce any
                              ------------------------------
percentage specified in, or otherwise modify, the definition of Required Lenders, or (e) consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement. No provision of Section 9 may be
                                                              ---------
amended without the prior written consent of Agent.

  11.2 Fees and Expenses.
       -----------------

       (a) Borrower shall pay on demand all reimbursable costs and expenses arising under Section 11.2 of the DIP Agreement and all costs and expenses (including reasonable fees of counsel) of Agent in connection with the preparation, negotiation, approval, execution, delivery, administration, modification, amendment, waiver and enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents, and commitments relating thereto, and the other documents to be delivered hereunder or thereunder and the transactions contemplated hereby and thereby and the fulfillment or attempted fulfillment of conditions precedent hereunder, including: (i) wire transfer fees and other costs of forwarding to Borrower or any other Person on behalf of Borrower by Agent and each Lender of the proceeds of the Revolving Credit Advances; (ii) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the advances made pursuant hereto or its rights hereunder or thereunder; (iii) any litigation, claim, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreements to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, claim, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent and Lenders by virtue of the Loan Documents, including any litigation, contest, dispute, suit, case, proceeding or action (and any appeal or review) in connection with a case under the Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy or similar insolvency law; (iv) any attempt to enforce any rights of Agent or Lenders against Borrower or any other Person that may be obligated to Agent or Lenders by virtue of any of the Loan Documents; (v) any effort to (A) monitor the Revolving Credit Loan and the Loan Documents, (B) evaluate, observe, assess Borrower or its affairs, or (C) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral.

       (b) Borrower shall pay on demand all costs and expenses (including reasonable fees of counsel) of Agent and each Lender in connection with any Default and any enforcement or collection proceedings resulting therefrom or any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents in connection with any Default.

       (c) Without limiting the generality of clauses (a) and (b) above, Borrower's obligation to reimburse Agent and/or any Lender for costs and expenses shall include the reasonable fees and expenses of counsel (and local, foreign or special counsel, advisors, consultants and auditors retained by such counsel), as well as the fees and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; expenses for travel, lodging and food; and all other out-of-pocket costs and expenses of every type and nature paid or incurred in connection with the performance of such legal or other advisory services.

  11.3  No Waiver.  No failure on the part of Agent or Lenders, at any time or
        ---------
times, to require strict performance by any Loan Party, of any provision of this Agreement and any of the other Loan Documents shall waive, affect or diminish any right of Agent or Lenders thereafter to demand strict compliance and performance therewith. Any suspension or waiver of a Default shall not suspend, waive or affect any other Default whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of any Loan Party contained in this Agreement or any of the other Loan Documents and no Default by any Loan Party shall be deemed to have been suspended or waived by Lenders, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and Required Lenders or all of Lenders if required hereunder and directed to Borrower specifying such suspension or waiver.

  11.4 Remedies.  The rights and remedies of Agent and Lenders under this
       --------
Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

  11.5 Severability.  Wherever possible, each provision of this Agreement shall
       ------------
be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

  11.6 Conflict of Terms.  Except as otherwise provided in this Agreement or any
       -----------------
of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provisions contained in this Agreement shall govern and control.

  11.7 Right of Set-off.  Subject to Section 1.1(f) and 1.13, upon the
       ----------------              -----------------------
occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Borrower against any and all of the Obligations now or hereafter existing irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify Agent and Borrower after any such setoff and application made by such

Lender; provided, that the failure to give such notice shall not affect the
        --------
validity of such setoff and application. The rights of each Lender under this Section are in addition to the other rights and remedies (including other rights of setoff) which such Lender may have.

  11.8 Authorized Signature.  Until Agent shall be notified by Borrower to the
       --------------------
contrary, the signature upon any document or instrument delivered pursuant hereto and believed by Agent or any of Agent's officers, agents, or employees to be that of an officer or duly authorized representative of Borrower listed in
Schedule 11.8 shall bind Borrower and be deemed to be the act of Borrower
-------------
affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors, and Agent and each Lender shall be entitled to assume the authority of each signature and authority of the Person whose signature it is or appears to be unless the Person acting in reliance on such signature shall have actual knowledge of the fact that such signature is false or the Person whose signature or purported signature is presented is without authority.

  11.9 Notices.  Except as otherwise provided herein, whenever it is provided
       -------
herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered: (a) upon the earlier of actual receipt and three (3) days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by telecopy answerback and by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section
                                                                      -------
11.9); (c) one Business Day after deposit with a reputable overnight courier
----
with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower, Agent or any Lender) designated below to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

       (a)   If to Agent, as a Lender or as Agent, at:

             General Electric Capital Corporation
             350 South Beverly Drive, Suite 200
             Beverly Hills, California  90212
             Attention:  Mr. Mark Elliot Gudis
                         Senior Vice President
                         (Commercial Finance)
             Facsimile:  (310) 785-0644

             With copies to:

             General Electric Capital Corporation
             3379 Peachtree Road Northeast, Suite 600
             Atlanta, Georgia  30326
             Attention:  Mr. Timothy C. Huban
                         Vice President Commercial Finance
             Facsimile:  (404) 262-9032

             and

             General Electric Capital Corporation
             201 High Ridge Road
             Stanford, Connecticut  06927
             Attention:  Legal Counsel
             Facsimile:  (203) 316-7889

             and

             Murphy, Weir & Butler
             101 California Street
             39th Floor
             San Francisco, California  94111
             Attention:  Dick M. Okada, Esq.
             Facsimile:  (415) 421-7879

       (b)   If to Borrower, at:

             Seven-Up/RC Bottling Company of
               Southern California, Inc.
             3220 East 26th Street
             Vernon, California  90023
             Attention:  Mr. Dave Brown
             Facsimile:  (213) 262-9566

             and

             Kirkland & Ellis
             153 East 53rd Street
             New York, New York  10002
             Attention:  Charles B. Fromm, Esq.
             Facsimile:  (212) 446-4900

  11.10      Section Titles.  The Section titles and Table of Contents contained
             --------------
in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

  11.11      Counterparts.  This Agreement may be executed in any number of
             ------------
separate counterparts, each of which shall, collectively and separately, constitute one agreement.

  11.12      Time of the Essence.  Time is of the essence of this Agreement and
             -------------------
each of the other Loan Documents.

  11.13      Publicity.  Borrower agrees that neither it nor any other Loan
             ---------
Party will in the future issue any press releases or other public disclosure using the name of GE Capital or referring to this Agreement or the other Loan Documents without at least two (2) Business Days' prior notice to GE Capital and without the prior written consent of GE Capital unless (and only to the extent that) Borrower or such Loan Party is required to do so under law and then, in any event, Borrower or such Loan Party will consult with GE Capital before issuing such press release or other public disclosure. Borrower consents to the publication by Agent or any Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

  11.14      GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF
             -------------
THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT EACH LENDER AND BORROWER ACKNOWLEDGE THAT ANY
                --------
APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE
                --- ------- --------
DEEMED OR OPERATE TO PRECLUDE AGENT OR ANY LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT OR ANY LENDER. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF
                  ----- --- ----------
SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS,

COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 11.9
                                                                    ------------
OF THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

  11.15      WAIVER OF JURY TRIAL.  BECAUSE DISPUTES ARISING IN CONNECTION WITH
             --------------------
COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

       IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                            "Borrower"
                             --------

                            SEVEN-UP/RC BOTTLING COMPANY
                            OF SOUTHERN CALIFORNIA, INC.


                            By: /s/ David I. Brown
                               --------------------------
                                 David I. Brown
                                 Treasurer


                            "Agent"
                             -----

                            GENERAL ELECTRIC CAPITAL
                            CORPORATION, as Agent


                            By: /s/ Timothy C. Huban
                               --------------------------
                                 Timothy C. Huban
                                 Duly Authorized Signatory


                            "Lenders"
                             -------

Revolving Credit Commitment GENERAL ELECTRIC CAPITAL
---------------------------
  $35,000,000               CORPORATION


                            By: /s/ Timothy C. Huban
                               --------------------------
                                 Timothy C. Huban
                                 Duly Authorized Signatory